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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Downey Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, CA 92660
(949) 854-0300

March 14, 2008

Notice of Annual Meeting of Stockholders
Wednesday, April 23, 2008
10:00 a.m.

Irvine Marriott Hotel
18000 Von Karman Avenue
Irvine, California

Dear Stockholders:

        The Board of Directors and executive officers of Downey Financial Corp. ("Downey") are pleased to extend to you a cordial invitation to attend Downey's Annual Meeting of Stockholders at the time and place shown above for the purpose of:

  1.
  Electing three Class 1 Directors for terms of three years each;

  2.
  Ratifying the appointment of KPMG LLP as auditors for fiscal year 2008; and

  3.
  Transacting such other business as may properly come before the Annual Meeting and any adjournments thereof.

        The Board of Directors has selected February 25, 2008 as the record date for the Annual Meeting. Only those stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Information about the matters on which stockholders will act is included in the attached Proxy Statement. Downey's directors and executive officers will be available at the meeting to meet with stockholders.

        Your vote is important regardless of the number of shares you own. It is important that you vote your shares at your earliest convenience. If you hold your shares as the stockholder of record, you may vote by following the instructions on the enclosed proxy card or voting instruction form using one of the following methods:

    •
    Submitting your proxy card via mail;

    •
    Voting over the Internet; or

    •
    Submitting your proxy card in person at the Annual Meeting.

Voting now will assure that your vote is counted if you are unable to attend the Annual Meeting to vote in person for any reason.

If you own your shares through a brokerage account (or in another nominee form), you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee and you bring the proxy to the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, we ask that you PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE USING THE INTERNET VOTING PROCEDURES DESCRIBED ON YOUR PROXY CARD, TO ENSURE YOUR VOTE IS COUNTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 23, 2008: This Proxy Statement, along with our 2007 Annual Report on Form 10-K, and the Notice of Annual Meeting of Stockholders are available at www.amstock.com by clicking on the Vote Your Proxy link.

Thank you in advance for your cooperation. We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Maurice L. McAlister Chairman of the Board	Daniel D. Rosenthal Chief Executive Officer and Vice Chairman of the Board
Frederic R. McGill President

i

Principal Stockholders	37
Section 16(a) Beneficial Ownership Reporting Compliance	38
New York Stock Exchange CEO Certification	38
Proposals of Stockholders	38
Annual Report to Stockholders	38
Other Business	39
Additional Matters	39
Presented by Stockholders	39
APPENDIX A—Audit Committee Charter	A-1

ii

DOWNEY FINANCIAL CORP.
3501 Jamboree Road
Newport Beach, California 92660

PROXY STATEMENT

        This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Downey Financial Corp., a Delaware corporation ("Downey") for use at the Annual Meeting of Stockholders of Downey to be held at 10:00 a.m., local time, on Wednesday, April 23, 2008, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612, and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about March 19, 2008. The mailing address of the principal office of Downey is 3501 Jamboree Road, Newport Beach, California 92660. Downey's telephone number is (949) 854-0300.

RECORD DATE AND VOTING OF SHARES

        On February 25, 2008, the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, 27,853,783 shares of Downey's common stock ("Common Stock") were outstanding. A majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. The three director nominees receiving the highest number of affirmative votes at the Annual Meeting, including those votes properly submitted by proxy, will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions will not have any effect on the vote for directors but will be considered a vote "AGAINST" the proposal to ratify KPMG LLP as auditors.

VOTING AND REVOCATION OF PROXIES

        Proxies are being solicited on behalf of the Board. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are specified, such shares will be voted FOR the election of the Board's nominees for directors presented under Proposal 1 and FOR the ratification of KPMG LLP as auditors for the year 2008 presented under Proposal 2. If for any reason one or more of the nominees should be unable or refuse to serve as a director (an event which the Board does not anticipate), the persons named in the enclosed proxy, in their discretion, will vote for substitute nominees of the Board unless otherwise instructed. If any other matters are properly presented to the Annual Meeting for action (including any proposal to adjourn the Annual Meeting), the persons named in such proxy and acting thereunder will vote in accordance with their best judgment on such matters.

        Any stockholder may revoke his or her proxy at any time before it is voted by filing with the General Counsel/Corporate Secretary of Downey a written instrument revoking it or by filing a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect the right of a stockholder to vote in person if such stockholder should decide to attend the Annual Meeting and desires to vote in person.

SOLICITATION OF PROXIES

        Proxies are being solicited on behalf of the Board. Downey will bear the cost of soliciting proxies. Directors and officers of Downey and directors, officers and employees of Downey Savings and Loan Association, F.A. (the "Bank") may solicit proxies personally, by mail, telephone, telecopier, email, or other electronic transmission. Such directors, officers or employees will receive no compensation for their solicitation services other than their regular salaries, but may be reimbursed for out-of-pocket expenses. Downey requests record holders of shares beneficially owned by others to forward this Proxy Statement and related materials to the beneficial owners of such shares and will reimburse such record holders for their reasonable expenses incurred in doing so.

PROPOSAL 1. ELECTION OF DIRECTORS

        The directors of Downey are divided into three classes, as nearly equal in number as possible, with one class to be elected annually. The members of each class are elected for terms of three years and until their respective successors are duly elected and qualified, with one of the three classes of directors being elected each year. Article III, Section 3.2 of Downey's Bylaws provides that the Board shall be composed of not less than nine nor more than 11 members, the exact number to be fixed by the Board. Cheryl E. Olson and Gerald E. Finnell resigned from the Board effective December 2007 and January 2008, respectively, bringing the total number of directors to nine. The Board has since fixed the exact number of directors at nine.

        Accordingly, at this Annual Meeting, three Class 1 Directors are to be elected to serve three-year terms and until their respective successors are duly elected and qualified. The following persons have been nominated by the Board to serve as directors:

        For election as Class 1 Directors to hold office until the 2011 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified: Gary W. Brummett; Maurice L. McAlister; and Daniel D. Rosenthal.

        The Board of Directors unanimously recommends a vote "FOR" the election of each of the nominees. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

Information Concerning Nominees and Directors

        Certain information concerning each nominee for director and each current director is set forth below. For information regarding ownership of Downey Common Stock by nominees and directors of Downey, see "Security Ownership of Directors and Executive Officers" below. There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as director.

        The following table sets forth certain information concerning (i) the three nominees standing for election to the Board at the Annual Meeting, and (ii) all other directors whose terms as directors will continue after the Annual Meeting.

Name	Age At February 25, 2008	Position(s) Currently Held	Director of Downey Since(1)	Year Term Expires
Nominees For Election
Class 1
Gary W. Brummett	50	Director	2006	2008
Maurice L. McAlister	82	Director/Chairman	1994	2008
Daniel D. Rosenthal	55	Director/Vice Chairman and Chief Executive Officer	1998	2008
Continuing Directors
Class 2
Michael B. Abrahams	55	Director	1999	2009
Brent McQuarrie	56	Director	1994	2009
Lester C. Smull	75	Director	1994	2009

Class 3
Michael D. Bozarth	46	Director	2006	2010
James H. Hunter	49	Director	2002	2010
Jane Wolfe	62	Director	2004	2010

(1)
Downey was organized on October 21, 1994. Prior thereto, Maurice L. McAlister, Brent McQuarrie and Lester C. Smull were directors of the Bank.

Nominees for Election at this Meeting as Class 1 Directors with Terms Expiring in 2011

        Gary W. Brummett—Mr. Brummett has served as a director of Downey and the Bank since 2006. Mr. Brummett served as a member on the Boards of Directors of Commercial Capital Bancorp, Inc. and Hawthorne Financial Corp. until the completion of the respective merger of each institution. Since 1997, Mr. Brummett has served as Managing Partner of Peak View Advisors, LLC, a Los Angeles based company which specializes in providing consulting services to the financial services industry. Mr. Brummett served at Cal Fed Bancorp Inc. from 1985 to 1997 in various executive positions, including Chief Operating Officer and Principal Financial Officer.

        Maurice L. McAlister—Mr. McAlister is the Chairman of the Boards of Downey and the Bank and was a co-founder of the Bank together with the other co-founder, the late Gerald H. McQuarrie. Mr. McAlister served as President of the Bank from 1957 until his retirement in September 1991. In addition, Mr. McAlister is a director and President of McAlister Investments, Inc., a privately held company focusing on real estate and other investment opportunities.

        Daniel D. Rosenthal—Mr. Rosenthal is the Chief Executive Officer of Downey and the Bank and the Vice Chairman of the Boards of Downey and the Bank. Mr. Rosenthal has served as a director of Downey and the Bank since 1998. Mr. Rosenthal has served as Chief Executive Officer of Downey and the Bank since September 2004. Mr. Rosenthal served as both the Chief Executive Officer and President of Downey and the Bank from September 2004 through October 2007 and from November 1998 through January 2004. Mr. Rosenthal joined the Bank in 1975, was appointed a director of DSL Service Company (a wholly-owned subsidiary of the Bank) in 1975, and was appointed as DSL Service Company's Acting President in 1993. Mr. Rosenthal was named President of DSL Service Company in 1994 and continues in that capacity.

Class 2 Directors Whose Present Terms Continue Until 2009

        Michael B. Abrahams—Mr. Abrahams has served as a director of Downey and the Bank since 1999. Mr. Abrahams is President of New Markets Advisory LLC, an asset management firm and is the General Partner of New Markets Financial Fund, an equity investment fund. Mr. Abrahams served as a Managing Director at Hoefer & Arnett, Inc., a San Francisco based investment banking firm specializing in financial institutions from 1999 to 2006. Mr. Abrahams was a senior research analyst for Sutro & Co. from 1996 to 1999 and a Senior Vice President, Investment Banking with Oppenheimer & Co., Inc. from 1991 to 1996. In addition to serving as a research analyst at Bateman Eichler, Hill Richards from 1988 to 1991 and Johnston, Lemon & Co. in Washington, DC from 1986 to 1988, Mr. Abrahams was a policy analyst in the Executive Office of the President, Office of Management and Budget, Washington, DC from 1981 to 1986.

        Brent McQuarrie—Mr. McQuarrie is a director of Downey and the Bank. Mr. McQuarrie has served as a director of Downey since 1994 and the Bank since 1987. Mr. McQuarrie's principal occupation for the past eight years has been President and director of Legacy Realty and Investment Corp., a Utah real estate and development company, formerly known as Seven Peaks Development. In addition, since March 2006, Mr. McQuarrie has served as President and Director of Integra Investments, LLC, a Utah real estate development company.

        Lester C. Smull—Mr. Smull has served as a director of Downey and the Bank since 1994. In 1970, Mr. Smull founded Business Properties Development Company ("Business Properties"), a real estate development company with offices in Irvine, California and Phoenix, Arizona. Business Properties' activities consist of the development, construction and management of commercial shopping centers, office and industrial buildings throughout California and Arizona, in addition to land acquisition, planning, design, property management, marketing and asset management services. Mr. Smull is also a licensed general contractor and operates Business Properties Construction Company.

Class 3 Directors Whose Present Terms Continue Until 2010

        Michael D. Bozarth—Mr. Bozarth has served as a director of Downey and the Bank since 2006. Since March 2007, Mr. Bozarth has served as a Managing Director of Alumni Capital Network, a New York based private equity firm. Prior thereto, Mr. Bozarth served as a Managing Partner in the Financial Services Industry Practice at Accenture. Mr. Bozarth served at Accenture, a global management consulting, technology services and outsourcing company, from 1984 to 2005 in a number of consulting positions. Mr. Bozarth's practice has focused, in part, on strategy, planning and the implementation of large scale technology infrastructure programs for some of the largest retail banks, lenders and credit card companies both domestically and internationally.

        James H. Hunter—Mr. Hunter has served as a director of Downey and the Bank since 2002. Since April 2007, Mr. Hunter has served as President of HRA Real Estate Management I, LLC, a private equity real estate investment fund. Prior to joining HRA, Mr. Hunter served as Executive Vice President of Planning and Acquisition and a member of the Executive Committee for The Corky McMillin Companies, a San Diego based land development and homebuilding company, from 1990 to April 2007. Prior thereto, Mr. Hunter served at Exxon Co., U.S.A., for nine years where he held various engineering, management and supervisory positions associated with oil and gas exploration and production and was involved in several major acquisitions.

        Jane Wolfe—Ms. Wolfe has served as a director of Downey and the Bank since 2004. Ms. Wolfe served as Executive Vice President and Chief Administrative Officer of the Bank from January 2001 until her retirement in May 2004. Prior to re-joining the Bank as Executive Vice President and Chief Lending Officer in April 1994, Ms. Wolfe served as Senior Vice President and Manager of Mortgage Lending for Liberty National Bank from September 1993 to April 1994. Ms. Wolfe acted as a mortgage lending consultant to several financial institutions from November 1992 to September 1993. Ms. Wolfe served as Executive Vice President and Chief Lending Officer of the Bank from August 1978 to November 1992 and Chief Underwriter and Underwriter from July 1974 to February 1977.

Former Directors

        Cheryl E. Olson and Gerald E. Finnell resigned from the Board effective December 31, 2007 and January 22, 2008, respectively.

PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS

        The Audit Committee of the Board has appointed KPMG LLP as Downey's auditors for 2008 and this appointment is being submitted to the stockholders for ratification. In the event the appointment is not ratified by the required vote, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change so long after the beginning of the current year. However, such vote would be considered in connection with the appointment of auditors for the next year. Even if the appointment is ratified, the Audit Committee may appoint a new independent auditor at any time during the year.

        KPMG LLP was Downey's auditor for the year ended December 31, 2007, and their representative is expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders, and have the opportunity to make a statement if he/she desires to do so.

        In 1989, the Board engaged KPMG LLP as Downey's independent auditor and the relationship which has existed has been the customary relationship between an independent accountant and client. The 2008 audit engagement agreement between Downey and KPMG contains a provision in which each party waives their respective right to recover punitive damages from the other party.

Fees

        During 2006 and 2007, Downey paid KPMG LLP the following amounts for the services as described below:

	2006	2007
Audit Fees(1)	$696,675	$715,000
Audit-Related Fees(2)	161,500	130,125
Tax Fees(3)	15,465	84,000
Other Fees	-0-	-0-

(1)
For audit and review of annual financial statements, management's assessment of internal control and review of the unaudited financial statements included in the Form 10-Qs.

(2)
For assurance and related services reasonably related to the performance of the financial statements not reported above under Audit Fees.

(3)
For the following services: tax compliance; tax advice; and tax planning.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy that requires the Audit Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that such services do not impair the auditor's independence. Unless a type of service has received specific pre-approval by the Audit Committee, the independent auditor may not be engaged to perform the service. Any proposed services exceeding pre-approved cost levels also require specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee pre-approval authority for audit and non-audit services. The Audit Committee may also delegate such pre-approval authority to one or more of its members beyond the Chairman.

        The Audit Committee has approved all of the fees described above.

        The Board unanimously recommends that stockholders vote "FOR" this proposal. Proxies, unless indicated to the contrary, will be voted "FOR" this proposal.

BOARD COMMITTEES AND MEETING ATTENDANCE

        Downey has four primary Board Committees: Audit; Compensation; Nominating and Corporate Governance; and Executive. Membership in the committees, as of the record date of February 25, 2008, is as follows:

Audit*	Compensation**	Nominating and Corporate Governance**
Gary W. Brummett, Chair Michael B. Abrahams Jane Wolfe	Michael D. Bozarth, Chair James H. Hunter Jane Wolfe	Jane Wolfe, Chair Maurice L. McAlister Brent McQuarrie
Executive**
Maurice L. McAlister, Chair Brent McQuarrie Daniel D. Rosenthal

*
Former director Gerald E. Finnell served on the Audit Committee until his resignation effective January 22, 2008.

**
Former director Cheryl E. Olson served on these committees until her resignation effective December 31, 2007.

Audit Committee	Seventeen Meetings in 2007
  •
  Selects and retains Downey's and the Bank's independent accountants and assures their independence and objectivity;

  •
  Reviews the scope of the audit plans of the independent accountants and the internal auditors;

  •
  Oversees Downey's and the Bank's policies pertaining to the effectiveness of internal controls, financial reporting, compliance and risk management;

  •
  Reviews the objectivity, effectiveness and resources of the internal audit and credit risk management functions which report directly to the Audit Committee;

  •
  Approves non-audit services to be performed by the independent accountants; and

  •
  Approves the fees for audit and non-audit services performed by the independent accountants.

Compensation Committee	Four Meetings in 2007
  •
  Establishes the overall compensation and benefits policies for executive officers of Downey and the Bank, subject to the authority of the full Board as further described below under "Compensation Discussion and Analysis";

  •
  Reviews and recommends to the independent directors of the Board, the salary and incentive compensation for the President and Chief Executive Officer;

  •
  Reviews and recommends to the Board the salaries and incentive compensation for the other executive officers of Downey and the Bank;

  •
  Reviews and approves the short-term and long-term incentive compensation programs for executive officers;

  •
  Reviews and recommends to the full Board of Directors for approval Downey's director compensation;

  •
  For a discussion of the role certain of our executive officers play in Downey's compensation determinations, see "Compensation Discussion and Analysis";

  •
  May form and delegate authority to subcommittees when appropriate, though no such delegation has yet been made; and

  •
  Authorized to retain and approve fees of special or independent attorneys, accountants, experts or consultants, without seeking approval of the Board. No compensation consultants were retained for 2007 compensation.

Nominating and Corporate Governance Committee	Three Meetings in 2007

        Reviews and makes recommendations to the Board regarding:

  •
  Oversight of Board activities related to corporate governance and organization structure;

  •
  Qualifications for director candidates;

  •
  Candidates for election and re-election to the Board;

  •
  Candidates for the position of Chairman of the Board, and President and Chief Executive Officer; and

  •
  The performance of the President and Chief Executive Officer, in conjunction with the Compensation Committee.

Executive Committee	No Meetings in 2007
  •
  Exercises the powers of the Board when the Board is not in session, except for the authority to approve the declaration of dividends and except as may otherwise be limited or restricted under applicable Delaware law or under Downey's Certificate of Incorporation or Bylaws.

        Actions taken by any of the foregoing committees are reported to the Board, usually at its next meeting. The Charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are available on Downey's website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance." The Charters are also available in print and may be obtained, free of charge to stockholders, upon written request to: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attention: General Counsel/Corporate Secretary. (Information on our website is not part of this Proxy Statement.)

Board Meetings

        During 2007, the Board met 12 times for regular meetings. All directors attended at least 75% of the aggregate meetings held during 2007 by the Board and the committees of the Board on which they served.

        During 2007, the independent directors met (without management) two times. The independent director meetings were chaired by Downey's Chairman of the Board and when he was not present, by former Vice Chairman Cheryl E. Olson.

Director Attendance at Annual Meetings

        Downey's corporate governance policies state that directors are expected to attend annual meetings of stockholders. All 11 directors of Downey as of the 2007 Annual Meeting attended that meeting.

DIRECTOR INDEPENDENCE

        On November 4, 2003, the Securities and Exchange Commission ("SEC") approved the final corporate governance rules of the New York Stock Exchange ("NYSE"), including final criteria for director independence and a requirement that listed companies have a majority of independent directors. Applying the NYSE's final independence criteria, the Board has affirmatively determined that seven directors (Abrahams, Bozarth, Brummett, Hunter, McAlister, McQuarrie and Wolfe) are independent, because each such director has no material relationship with Downey or the Bank, either directly or as a partner, stockholder or officer of an organization that has a relationship with Downey or the Bank. The Board also determined that the remaining two directors (Rosenthal and Smull) are not independent. Neither of these two directors serve on our Audit, Compensation or Nominating and Corporate Governance Committees.

        During 2007, Downey retained director Michael Bozarth to perform certain consulting services involving a review and assessment of our information technology systems and furnishing recommendations for improvements to our systems. Downey paid Mr. Bozarth a total of $27,000 for such services during 2007, which the Board did not find to be material to Mr. Bozarth's status as an independent director.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information as of February 25, 2008, regarding the beneficial ownership of shares of Common Stock by each director, each of the executive officers named in the Summary Compensation Table on Page 23 and by all directors and executive officers as a group. Unless otherwise stated, the beneficial owner exercises sole voting and investment power over their shares.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares
Maurice L. McAlister	5,616,615	(1)	20.2
Brent McQuarrie	338,624	(2)	1.2
Daniel D. Rosenthal	108,477	(3)	*
Michael B. Abrahams	4,000		*
James H. Hunter	3,128	(4)	*
Jane Wolfe	1,485		*
Lester C. Smull	598		*
Michael D. Bozarth	-0-		*
Gary W. Brummett	-0-		*
Thomas E. Prince	14,467	(5)	*
Cliff Piscitelli	410		*
Joseph E. Adams	269		*
Brian E. Côté	43		*
All Directors and Executive Officers as a Group (25 persons)	6,100,550	(6)	21.9%

(1)
Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares. Mr. McAlister has pledged 3,194,896 of his shares.

(2)
Mr. McQuarrie holds 200,000 shares through Next Generation, Ltd., a Utah limited partnership, in which he serves as General Partner. Mr. McQuarrie holds 130,000 shares as Trustee through Four Jays, Ltd. for the benefit of his children. Mr. McQuarrie holds 6,387 shares in an Individual Retirement Account and Mr. McQuarrie's spouse, Kathryn McQuarrie, holds 2,237 shares in an Individual Retirement Account. Mr. McQuarrie has pledged 200,000 of his shares.

(3)
Includes options covering 29,484 shares that are exercisable within 60 days.

(4)
Mr. Hunter holds 3,128 shares through the Downey Financial Corp. Stock Purchase Plan.

(5)
Includes options covering 14,467 shares that are exercisable within 60 days.

(6)
Includes shared voting and investment power over 5,625,225 shares and includes options covering 52,914 shares that are exercisable within 60 days.* Less than 1% of outstanding Common Stock at February 25, 2008.

EXECUTIVE OFFICERS

        Executive officers are appointed annually and serve at the pleasure of the Board. The following table and remainder of this section set forth the names of the executive officers of Downey and the Bank as of the record date of February 25, 2008, along with certain other information relating to such persons:

Name	Age at February 25, 2008	Current Position
Daniel D. Rosenthal	55	Chief Executive Officer of Downey and the Bank
Frederic R. McGill	61	President of Downey and the Bank
Thomas E. Prince	61	Executive Vice President and Chief Operating Officer of Downey and the Bank
Brian E. Côté	54	Executive Vice President and Chief Financial Officer of Downey and the Bank
Jon A. MacDonald	35	Executive Vice President, General Counsel and Corporate Secretary of Downey and the Bank
Stanley M. Tarbell	47	Senior Vice President and Tax Director of Downey and the Bank
Joseph E. Adams	43	Executive Vice President and Director of Residential Lending of the Bank
Kendice K. Briggs	40	Executive Vice President and Director of Human Resources of the Bank
David A. Casty	46	Executive Vice President of DSL Service Company and the Bank, Manager of DSL Service Company
Lillian E. Gavin	45	Executive Vice President and Director of Operational and Compliance Risk of the Bank
J.P. Perfili	38	Executive Vice President and Director of Retail Banking of the Bank
Cliff J. Piscitelli	58	Executive Vice President and Director of Asset Management of the Bank
Jane L. Smallwood	57	Executive Vice President and Credit Risk Manager of the Bank
Robert Suarez	53	Executive Vice President and Chief Information Officer of the Bank
Hugh C. Chewning	58	Senior Vice President and Director of Marketing of the Bank
Edward A. Luther	51	Senior Vice President and Director of Major Loans of the Bank
Kent J. Smith	46	Senior Vice President and Controller of the Bank

        Daniel D. Rosenthal—See Page 3 for a description of Mr. Rosenthal's business background.

        Frederic R. McGill—Mr. McGill was appointed President of Downey and the Bank in October 2007. Prior to joining Downey and the Bank, Mr. McGill served as President, Chief Executive Officer and Chief Operating Officer of Quaker City Bancorp and its wholly-owned subsidiary Quaker City Bank for 13 years until its sale to Banco Popular North American in September 2004. Mr. McGill

served as President of Quaker City Bank, a division of Banco Popular North America from September 2004 through March 2005. Mr. McGill has actively served on the Boards of the Federal Home Loan Bank of San Francisco, California Banker's Association and Broadway Federal Bank in Los Angeles. Prior to joining Quaker City Bancorp, Mr. McGill served in senior level positions at other banks and thrifts.

        Thomas E. Prince—Mr. Prince was appointed Executive Vice President and Chief Operating Officer of Downey and the Bank in September 2004. Prior thereto, Mr. Prince served as Executive Vice President and Chief Financial Officer of Downey and the Bank from May 1992 to March 2006. Prior to joining the Bank, Mr. Prince spent 24 years at Security Pacific Corporation and Security Pacific National Bank in various financial capacities, the last eight years of which as Senior Vice President and Controller.

        Brian E. Côté—Mr. Côté was appointed Executive Vice President and Chief Financial Officer of Downey and the Bank in March 2006. Prior to joining Downey and the Bank, Mr. Côté served as Executive Vice President and Chief Financial Officer of Chinatrust Bank (U.S.A.) from April 2004 through March 2006, and Senior Vice President and Chief Financial Officer of Kinecta Federal Credit Union from May 1999 through April 2004. Prior thereto, Mr. Côté served as Vice President and Chief Financial Officer of Ditech Funding from February 1998 to May 1999 and in a variety of financial positions at WesCorp, Security Pacific National Bank and American Express International Bank.

        Jon A. MacDonald—Mr. MacDonald was appointed Executive Vice President, General Counsel and Corporate Secretary of Downey and the Bank in July 2005. Prior to joining Downey and the Bank, Mr. MacDonald served as Executive Vice President & General Counsel of Orange County, California based Crown Realty & Development, Inc. Prior thereto, Mr. MacDonald practiced transactional real estate law with the Los Angeles and Orange County offices of Paul, Hastings, Janofsky & Walker LLP.

        Stanley M. Tarbell—Mr. Tarbell was appointed Tax Director of the Bank in 1989 and was appointed Senior Vice President in June 1998. Mr. Tarbell was appointed Senior Vice President and Tax Director of Downey in 1999. Mr. Tarbell joined the Bank as Tax Manager in 1987, and prior thereto, was a practicing Certified Public Accountant with the firm of Kenneth Leventhal and Company.

        Joseph E. Adams—Mr. Adams was appointed Executive Vice President and Director of Residential Lending of the Bank in May 2007. Mr. Adams joined the Bank in December 2006 as Manager of Wholesale Lending and was appointed Director of Wholesale Lending in January 2007 and served in that position until May 2007. Prior to joining Downey, Mr. Adams served for 19 years with World Savings in a variety of senior level positions including underwriting, appraisal and managing both wholesale and retail loan production.

        Kendice K. Briggs—Ms. Briggs was appointed Executive Vice President and Director of Human Resources of the Bank in January 2006 and Senior Vice President, Director of Human Resources in November 2000. Ms. Briggs joined the Bank in 1995 as an employment supervisor and was appointed Vice President and Manager of Human Resources in July 1998. Prior thereto, Ms. Briggs managed the Human Resources Department for Imperial Thrift and Loan Association from 1991 to 1995 and, prior thereto, worked for the accounting firm of Coopers & Lybrand in their Professional Personnel Department.

        David A. Casty—Mr. Casty was appointed Executive Vice President of DSL Service Company and the Bank, Manager of DSL Service Company in December 2007 and served as Senior Vice President, Manager of DSL Service Company from January 2006 to December 2007. Prior thereto, Mr. Casty served as Vice President and Senior Real Estate Project Manager of DSL Service Company and the Bank from 2002 through 2005. Mr. Casty joined DSL Service Company in 1986 as Assistant Project Manager and held various positions with DSL Service Company and the Bank from 1986 through 2002.

        Lillian E. Gavin—Ms. Gavin was appointed Executive Vice President and Director of Operational and Compliance Risk of the Bank in October 2007. Prior thereto, Ms. Gavin served as Executive Vice President and Director of Regulatory Affairs from November 2006 to October 2007, Executive Vice President and Chief Credit Officer of the Bank from May 2005 to November 2006, and Executive Vice President, Director of Compliance and Risk Management from December 1998 to May 2005. Prior to joining the Bank as Senior Vice President, Director of Compliance and Risk Management in 1997, Ms. Gavin was a senior examiner with the Office of Thrift Supervision and its predecessor, the Federal Home Loan Bank Board, since 1987, and was a bank liquidation specialist with the Federal Deposit Insurance Corporation from 1984 to 1987.

        J. P. Perfili—Mr. Perfili was appointed Executive Vice President and Director of Retail Banking of the Bank in January 2006 and Senior Vice President, Director of Retail Banking in May 2005. Prior thereto, Mr. Perfili was responsible for community banking services at Vineyard Bank. Prior thereto, Mr. Perfili served as Vice President, Group Director, and in various other retail banking managerial positions for Downey Savings and Loan Association, F.A. from 1996 to 2005.

        Cliff J. Piscitelli—Mr. Piscitelli was appointed Executive Vice President and Director of Asset Management of the Bank in December 2006. Prior thereto, Mr. Piscitelli served as Executive Vice President, Director of Secondary Marketing of the Bank from January 2006 to December 2006 and Senior Vice President, Director of Secondary Marketing from November 2004 to January 2006. Mr. Piscitelli previously held the position of Executive Vice President, Director of Asset Management of the Bank from April 2001 to May 2003. Prior thereto, Mr. Piscitelli served as Director of Mortgage Banking of the Bank from October 2000 to April 2001, Chief Executive Officer of KATL Properties from April 1995 to April 2000, and Chief Executive Officer and principal of Frontline Mortgage Company from December 1989 to January 1995.

        Jane L. Smallwood—Ms. Smallwood was appointed Executive Vice President and Credit Risk Manager of the Bank in February 2008. Prior thereto, Ms. Smallwood served as Senior Vice President and Credit Risk Manager of the Bank from September 2007 to February 2008. Prior thereto, Ms. Smallwood served as Senior Vice President and Internal Asset Review Director from August 1996 to September 2007. Ms. Smallwood joined the Bank in May 1991 and served as Vice President and Internal Asset Review Director from May 1991 to August 1996.

        Robert Suarez—Mr. Suarez was appointed Executive Vice President and Chief Information Officer of the Bank in May 2007. Mr. Suarez joined the Bank in September 2006 as Senior Vice President and Information Technology Chief Demand Officer. Prior to joining the Bank, Mr. Suarez served as Chief Information Officer at various institutions including Sigue Corp. from May 2004 to July 2006 and IndyMac Bank from February 2002 to April 2004.

        Hugh C. Chewning—Mr. Chewning was appointed Senior Vice President and Director of Marketing of the Bank in February 2005. Prior to joining the Bank, Mr. Chewning served as President of Chewning Direct Marketing from March 1986 to February 2005. Prior thereto, Mr. Chewning held senior-level positions at various direct marketing firms on the West and East Coast.

        Edward A. Luther—Mr. Luther was appointed Senior Vice President and Director of Major Loans in February 1999. Mr. Luther joined the Bank in January 1993 as the Environmental Risk Analyst and became the Construction Disbursement Manager for the Major Loan Department. Mr. Luther became a Vice President, Senior Account Officer in August 1996 and became the Operations Manager of the Major Loan Department in June 1997. Prior to joining the Bank, Mr. Luther was a Vice President, Loan Officer with Great American Bank.

        Kent J. Smith—Mr. Smith was appointed Senior Vice President and Controller of the Bank in January 2001. Prior thereto, Mr. Smith served as Vice President, Acting Controller of the Bank from August 2000 and Vice President, Assistant Controller of the Bank from June 1998 to July 2000. Mr. Smith joined the Bank in October 1992 as a Senior Internal Auditor and was appointed Financial Reporting Manager in February 1996.

AUDIT COMMITTEE REPORT

        The Audit Committee is responsible for monitoring the integrity of Downey's financial reporting process and systems of internal controls regarding financial reporting, accounting and legal compliance. In addition, the Audit Committee is responsible for the selection and hiring of the independent auditor and monitoring the independence and performance of Downey's independent auditors, the internal auditing department and the credit risk management department. The Audit Committee also facilitates communication among the independent auditors, management, the internal auditing department, the credit risk management department and the Board. The current members of the Audit Committee are Gary W. Brummett, Chairman, Michael B. Abrahams (Interim Chairman from September 2006 to January 2008), and Jane Wolfe. The Board has determined that each member of the Audit Committee is independent under applicable listing standards and that Gary W. Brummett and Michael B. Abrahams qualify as "audit committee financial experts."

Audit Philosophy

        During 2008, the Board re-approved the Audit Committee charter, which complies with the rules relating to the functioning of corporate audit committees promulgated by the SEC and NYSE. The charter is attached to this Proxy Statement as Appendix A. (Information on our website is not part of this Proxy Statement.)

        During 2007, the Audit Committee met 17 times. The Audit Committee reviewed and discussed with management Downey's quarterly earnings releases and financial statements as well as the annual audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

Communications with Independent Auditors

        The Audit Committee discussed with the independent auditors changes in significant accounting policies, the process used by management in formulating material accounting estimates and the independent auditor's conclusions regarding the reasonableness of such policies, estimates and adjustments arising from the audit, if any, and any disagreements with management over the application of accounting principles.

        The Audit Committee received, reviewed and discussed with the independent auditors, the auditor's written disclosures regarding independence and the letter from the auditor required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Based on the review of such disclosures and giving consideration to the non-audit services provided by KPMG LLP during 2007, the Audit Committee has concluded that KPMG's independence has not been impaired or compromised.

Section 404 of the Sarbanes-Oxley Act of 2002

        The Audit Committee reviewed and discussed Downey's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 2 regarding the audit of internal control over financial reporting. The Audit Committee also reviewed and discussed Downey's guidelines for risk assessment and risk management and the major risk exposures of Downey and its business units, as appropriate.

        Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Downey's Form 10-K filed with the SEC.

Respectfully submitted,
Gary W. Brummett, Chairman Michael B. Abrahams Jane Wolfe

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the three other most highly-compensated executive officers, who are collectively referred to as the "named executive officers."

Objectives of Compensation Program

        The objectives of Downey's compensation program are to retain, attract, motivate and reward the best qualified executive officers and, in-turn, to enhance Downey's performance. The total compensation program is established in the context of job responsibilities, achieving corporate performance goals, individual performance, as well as competitive compensation conditions.

        We believe that competitive compensation is necessary to attract and retain an executive management team with the abilities, skill and experience required to lead us and deliver strong performance to stockholders.

        We provide what we believe is a competitive total compensation package to our executive officers through a combination of base salary, annual cash bonus plans, and a broad-based benefits program. We believe that a substantial portion of each executive officer's compensation should be in performance-based pay. We believe that our compensation program is consistent with and benefits corporate and stockholder interests.

Elements of Compensation Program

        We choose to pay each element of compensation to be competitive in the marketplace for executive officers performing key managerial functions and, in turn, to enhance Downey's performance.

        The primary elements of the compensation program for our executive officers are: (a) annual base salary; (b) bonuses under annual cash bonus plans; (c) an Employee's Retirement and Savings Plan or 401(k) Plan and matching of contributions made by employees to the 401(k) Plan in an amount equal to 50% of the executive officers' pre-tax contributions up to a maximum of $6,750 per year; and (d) medical, vision, dental, disability and life insurance programs to which Downey provides access and contributes towards premiums. Signing bonuses are awarded to executive officers from time to time, but are not a regular element of the compensation program.

        In addition to the elements of the compensation program described above, Downey provides an Employee Stock Purchase Program and a Deferred Compensation Program. Except for administrative costs associated with these Programs and the 401(k) Plan and the cost of matching contributions to the 401(k) accounts of executives as described above, Downey does not incur any material expenses in implementing these programs and plans.

        Each element of the compensation program is further described below.

  Base Salary

        The amount of annual base salary for an executive officer is determined at the beginning of each fiscal year by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation offered by peer group institutions and (b) conducting evaluations of corporate performance, individual performance and/or the individual's salary history.

  Annual Incentive Plan Cash Bonus

        Consistent with our emphasis on pay for performance incentive compensation programs, we have established a written Annual Incentive Plan under which our executive officers, including our named executive officers, are eligible to receive annual cash bonuses based upon corporate performance and individual performance determined after the end of each fiscal year. The Annual Incentive Plan is important to focus our executive officers' efforts and reward executive officers for annual operating results that help create value for our stockholders. Please see the description below under the heading "Corporate Performance and Individual Performance" for information relating to the assessment of corporate performance and individual performance.

        The amount of the annual cash bonus, if any, for an executive officer under the Annual Incentive Plan is determined following the completion of each fiscal year by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation being offered by peer group institutions, (b) corporate performance and (c) individual performance. The actual cash bonus, if any, payable to an executive officer under the Annual Incentive Plan is calculated based on the following formula:

Base Salary	×	Individual Target Bonus %	×	Adjusted Business Performance %	×	Individual Performance %	=	Annual Cash Bonus

        The Individual Target Bonus Percentage for the Chief Executive Officer is established annually at the beginning of each fiscal year by the independent members of the Board based on the recommendation of the Compensation Committee. The Compensation Committee makes its recommendation after reviewing market data compiled by the Director of Human Resources as well as internal compensation data. The Individual Target Bonus Percentage for each executive officer other than the Chief Executive Officer is established annually by the Board. The Compensation Committee makes its recommendation after reviewing market data compiled by the Director of Human Resources as well as internal compensation data and receiving the recommendation of the Chief Executive Officer for the compensation of each such executive officer.

        The Adjusted Business Performance Percentage is determined based solely on the consolidated net income of Downey for the prior fiscal year as compared to the consolidated net income target for Downey established by the Board for the year. Consolidated net income of Downey is used as the measure of corporate performance in order to align executives' interests and performance with the interests of Downey and its stockholders. Subject to the discretion of the Board described below under the heading "Discretion of Members of Board of Directors," annual cash bonuses under the Annual Incentive Plan are linked to the amount of the Adjusted Business Performance Percentage. For fiscal year 2007, (a) annual cash bonuses under the Annual Incentive Plan were only payable if the Adjusted Business Performance Percentage was 80% or greater, (b) the Adjusted Business Performance Percentage was to be increased in 2% increments for every percentage point that actual net income was above 80% of the net income target and at or below 100% of the net income target, and (c) the Adjusted Business Performance Percentage was to be increased in 1% increments for every percentage point that actual net income was above 100% of the net income target, up to a maximum Adjusted Business Performance Percentage of 120%. For fiscal year 2008, a cash bonus under the Annual Incentive Plan will only be required to be paid if the Adjusted Business Performance Percentage is 100% or more of the net income target, and the Adjusted Business Performance Percentage will not be required to be increased if actual net income exceeds the net income target.

        The Individual Performance Percentage is based on the degree of achievement of each executive officer as well as the nature and difficulty of his or her job responsibilities. The Individual Performance Percentage is determined after the end of each fiscal year. Executive officers are evaluated based on the following performance factors: planning; initiative; communication and interpersonal skills; decision making and problem solving; efficiency and effectiveness; budget and expense management; judgment; and leadership.

        The Compensation Committee meets outside of the presence of the Chief Executive Officer and all other executive officers to determine what it believes is the appropriate Individual Performance

Percentage for the Chief Executive Officer. The Compensation Committee then makes recommendations to the independent members of the Board for the Chief Executive Officer's Individual Performance Percentage. The independent members of the Board then establish the Individual Performance Percentage of the Chief Executive Officer.

        The Chief Executive Officer determines what he believes is the appropriate Individual Performance Percentage for each executive officer other than himself, and makes recommendations to the Compensation Committee accordingly. The Compensation Committee, meeting outside of the presence of all executive officers except for the Chief Executive Officer, then determines what it believes is the appropriate Individual Performance Percentage for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board accordingly. The Board then establishes the Individual Performance Percentage of each executive officer (excluding the Chief Executive Officer).

        Below are the narrative descriptions of individual performance and the corresponding ranges of Individual Performance Percentages:

Individual Performance	Individual Performance Percentage
5—Outstanding Performance	110%–120%
4—Exceeds Expectations	100%–110%
3—Meets Expectations	80%–100%
2—Needs Improvement	0%–80%
1—Not Performing Job	0%

  Discretionary Incentive Plan Cash Bonus

        Consistent with our emphasis on pay for performance incentive compensation programs, we have established for 2008 a written Discretionary Incentive Plan under which our executive officers, other than our Chief Executive Officer, President and Chief Operating Officer, are eligible to receive annual cash bonuses based upon individual performance determined after the end of 2008. The 2008 Discretionary Incentive Plan is important to focus each participant's efforts and reward him or her for annual operating results that help create value for our stockholders. We have established the 2008 Discretionary Incentive Plan to motivate and retain each participant during 2008 because we believe it is unlikely that the net income target for 2008 under the Annual Incentive Plan will be reached given the current difficult banking environment, economic uncertainty in the overall economy and disruptions in the mortgage markets that began in 2007 and continue to exist. The Discretionary Incentive Plan is effective only if no incentive payments are made under the Annual Incentive Plan for fiscal year 2008, which would occur if the actual net income is less than the net income target established by the Board.

        Under the Discretionary Incentive Plan, a pool of funds will be set aside for certain discretionary incentive payments to be made for performance in 2008. Under the Discretionary Incentive Plan, approximately one-third of the maximum payment that would otherwise be made to each participant under the Annual Incentive Plan (other than the CEO, President and COO), assuming earnings targets under the Annual Incentive Plan were achieved, will be set aside in a Discretionary Incentive Plan. After receiving the recommendations of the Compensation Committee, the Board will decide, in its sole discretion, whether an incentive payment is to be made to each participant and the amount of such payment, if any, up to one-third of the maximum payment that would otherwise be made to each participant under the Annual Incentive Plan. In making awards under the Discretionary Incentive Plan, the Board may consider, among other factors, the Individual Performance Percentage that each executive achieved for purposes of the Annual Incentive Plan, even though no bonus was payable under the Annual Incentive Plan.

  401(k) Plan and Matching Contribution

        All employees may participate in our 401(k) Plan. Each employee may make pre-tax contributions of up to 60% of their salary up to the current Internal Revenue Service limits. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner.

        We match contributions made by employees to the 401(k) Plan in an amount equal to 50% of the participants' pre-tax contributions up to a maximum of $6,750. The matching contributions made to employees vest at the rate of 20% per year after the employee becomes employed by Downey. The amount that Downey matches to the contributions to the 401(k) Plan made by an employee is determined by conducting a compensation analysis through the collection and review of the compensation being paid by peer group institutions.

  Insurance

        The medical, vision, dental, disability and life insurance programs to which Downey provides access is determined based on the price and other terms and conditions of insurance policies available in the marketplace from qualified insurance carriers. The amount that Downey contributes towards the premiums of these insurance programs is determined by (a) the total amount of the premiums of the insurance programs and (b) the amount that peer group institutions contribute towards similar insurance programs.

        Medical, vision, dental, disability and life insurance programs to which Downey provides access and contributes towards premiums are intended to assist executive officers and their immediate families with health and welfare costs.

  Employee Stock Purchase Program

        Downey offers all employees participation in its Employee Stock Purchase Plan. Downey believes that ownership of Downey's stock by employees will foster greater employee interest in Downey's success, growth and development and, in turn, benefit Downey. The Plan is designed to provide employees a continued opportunity to purchase Downey's stock through systematic payroll deductions. Downey bears all costs of administering the Plan, including broker's fees, commissions, postage and other costs incurred with stock purchases. If an employee elects to terminate participation in the Plan, or sells stock acquired through the Plan, the employee is responsible for all associated costs.

  Deferred Compensation Program

        Downey offers a Deferred Compensation Program to key management employees and directors. Salary deferred pursuant to the Program earns interest at the current rate paid by Downey on one, two and five year certificates of deposit, which ranged from 4.46% to 5.0% during 2007. Currently, 117 management employees and the directors are eligible to participate in the Program. As of December 31, 2007, 20 management employees and no directors elected to defer compensation pursuant to the Deferred Compensation Program. None of the named executive officers participated in the Deferred Compensation Program in 2007.

  Change in Control Agreements

        The Bank has entered into change in control agreements with its named executive officers and each of its Executive Vice Presidents. The change in control agreements provide for certain payments to be made to the executive officers in the event that a change in control of Downey or the Bank occurs and within 24 months after the change in control, the executive's employment is terminated without cause, or he or she voluntarily terminates employment with good reason, as defined in the agreement. The change in control agreements with our executive officers generally provide for a variety of benefits, including a lump sum payment of two times the executive's base salary in effect immediately prior to the time of the change in control or termination of employment, whichever is greater, plus the individual's target bonus under the Annual Incentive Plan. However, the change in control agreements with our Chief Executive Officer, President and Chief Operating Officers provide for a lump sum payment of three times their respective base salaries plus target bonus. The decision to provide a greater amount for these individuals was due to an evaluation of similar benefits provided by peer group institutions and the importance of their function to the Bank. Absent a change in control, the base and incentive compensation otherwise payable to the executives would continue to apply.

        For a detailed discussion of the elements and operation of the change in control agreements, please see "Potential Payments upon Termination or Change in Control" below.

        The Board believes that the change in control agreements are appropriate and serve an important business purpose for Downey and the Bank. The Board believes that these benefits aid in recruiting and retaining talent in a competitive market. Also, benefits are provided in the event of termination of employment following a change in control, which are intended to motivate executive officers to remain with the Bank despite the uncertainty and dislocation that arises in the context of change in control situations. The change in control agreements are an important part of our overall compensation objectives, particularly our goal of retaining the best qualified executive officers, and do not affect the decisions made with respect to other compensation elements.

  Summary of Primary Elements of Compensation Program

        The primary elements of our executive compensation program are designed to be consistent with the objectives set forth above. The characteristics and purpose of the primary elements of our executive compensation program are summarized in the table below:

Element	Characteristics	Purpose

Base Salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on job responsibilities, corporate performance, individual performance, and competitive compensation conditions.	To keep our annual compensation competitive with the market for the abilities, skill and experience necessary for each executive position.
Annual Cash Bonuses	Performance-based annual cash bonuses earned based on corporate performance and individual performance.	To motivate and reward executive officers for corporate performance and individual performance.
401(k) Plan and Matching Contribution	Tax-deferred plan in which all employees may defer compensation for retirement. We match the 401(k) contributions of our employees up to a maximum of $6,750 per year.	To provide employees the opportunity to save for retirement in a tax efficient manner.
Insurance	The same or comparable medical, vision, dental, disability and life insurance programs are available to all full-time employees.	To assist employees and their families with health and welfare costs.

  All Elements Taken Together

        Each of the elements of Downey's compensation program, when taken together, are intended to provide competitive and reasonable remuneration to executive officers consistent with corporate and stockholder interest.

Process for Determining Compensation

        The amount of annual base salary for each executive officer is determined at the beginning of each fiscal year by (a) conducting a compensation analysis for the executive position through the collection and review of the compensation offered by peer group institutions and (b) conducting evaluations of corporate performance, individual performance and/or the individual's salary history.

        The Compensation Committee meets outside of the presence of the Chief Executive Officer and all other executive officers to determine what it believes is the appropriate base salary and annual cash bonus for the Chief Executive Officer. The Compensation Committee then makes recommendations to the independent members of the Board for the Chief Executive Officer's compensation. The independent members of the Board then establish the compensation of the Chief Executive Officer.

        The Director of Human Resources provides the Chief Executive Officer with input based on market data for the compensation of each executive officer other than the Chief Executive Officer. The Chief Executive Officer, in consultation with the Director of Human Resources, determines what he believes is the appropriate compensation for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Compensation Committee accordingly. The Compensation Committee, meeting outside of the presence of all executive officers except for the Chief Executive Officer, then determines what it believes is the appropriate compensation for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board accordingly. The Board then establishes the compensation of each executive officer (excluding the Chief Executive Officer).

Factors Used to Determine Compensation

        The total compensation program is established in the context of job responsibilities, achieving corporate performance goals, individual performance, as well as competitive compensation conditions. Corporate performance, individual performance and competitive compensation conditions are further described below.

  Corporate Performance and Individual Performance

        Our compensation program emphasizes pay for performance. Corporate performance under the compensation program, for each fiscal year, is measured based on the consolidated net income of Downey compared to a consolidated net income target recommended by our Compensation Committee and approved by the Board at the beginning of the fiscal year.

        The Compensation Committee establishes a performance rating for the Chief Executive Officer and recommends to the independent members of the Board a performance rating for the Chief Executive Officer. Individual performance is evaluated and a performance rating is recommended by the Chief Executive Officer for each executive officer other than the Chief Executive Officer. The Compensation Committee establishes a performance rating for each executive officer (excluding the Chief Executive Officer) and makes recommendations to the Board for the performance ratings of each of these executive officers.

        The Chief Executive Officer, Compensation Committee, Board and independent members of the Board evaluate individual performance based upon the following criteria: planning; initiative; communication and interpersonal skills; decision making and problem solving; efficiency and effectiveness; budget and expense management; judgment; and leadership, without greater or lesser weight allocated to any particular factor.

  Competitive Compensation Conditions

        We provide a competitive total compensation package to attract and retain executive officers with the ability and the experience necessary to lead us and deliver strong performance to our stockholders.

        We consider market pay practices, specifically the practices of peer group institutions, in determining the compensation of each executive officer.

        Downey conducts benchmarking studies in which a compensation analysis is conducted for each executive position through the collection and review of the compensation being offered to similarly situated executive officers at peer group institutions. The peer group institutions used in this analysis for fiscal year 2007 were: City National Corp; Firstfed Financial Corp.; Fremont General Corp; Golden West Financial; Indymac Bancorp; and Unionbancal Corp (parent of Union Bank of California). For fiscal year 2008, Golden West Financial was removed from the list and Pacific Capital Bancorp and PFF Bancorp were added. We believe that the peer group institutions provide appropriate benchmark data because it consists of similar organizations against whom we compete for executive talent. Downey conducts benchmarking studies for total compensation and for each element of compensation received by executives of peer group institutions. These elements generally include base compensation, cash bonuses, and equity based compensation. Since we do not provide stock options or other forms of equity based compensation to our executives at this time, we compare the total value of our executives' compensation to the total value of compensation paid to executives of peer group institutions, which may include equity based compensation. We generally attempt to establish overall compensation levels for our executives (taking into account all elements of compensation) that are approximately at the 50th percentile of the levels of our peer group institutions based on our benchmarking studies.

        We also consider the pay of each executive officer relative to our other executive officers and other members of our management team. We have designed the compensation program to be consistent for each member of our executive management team.

        The amount of the annual base salary for each executive officer is taken into account when determining their target annual cash bonus. Likewise, the target annual cash bonus for each executive officer under the Annual Incentive Plan is taken into account when determining their annual base salary.

        We take into account the salary history of existing and new executive officers when determining appropriate compensation.

Cash-Based Compensation

        All pay elements of our compensation program are cash based, aside from voluntary participation in our employee stock purchase plan which is available equally to all of our employees.

        Although we formerly provided equity based incentive compensation to our executive officers, and some of our executive officers still retain that equity based incentive compensation through stock options, we have not provided any equity based incentive compensation since 1998.

        In general, compensation or amounts realized by executives from prior compensation from us, such as gains from previously awarded stock options or options awards, are not taken into account in determining compensation. We believe that our executive officers should be fairly compensated each year relative to market pay levels of our peer group and that the compensation of each executive officer should be equitable taking into account the compensation of our other executive officers.

Internal Revenue Code Section 162(m)

        Tax deductions that Downey may take on compensation paid to an executive officer exceeding one million dollars for services rendered during a calendar year are subject to certain limiting terms and conditions under section 162(m) of the Internal Revenue Code. The Compensation Committee considers the deductibility of executive compensation under Section 162(m). No named executive officer received compensation for services rendered during 2007 exceeding one million dollars.

Discretion of Members of Board

        The members of the Board (and the independent members of the Board for Chief Executive Officer compensation issues) may exercise discretion in adjusting compensation for executive officers based on the members' consideration of any factors they determine are relevant given the circumstances, which may include but are not limited to corporate performance and individual performance.

        The members of the Board (and the independent members of the Board for Chief Executive Officer compensation issues) may modify, terminate and/or deviate from any part of the compensation program, including the Annual Incentive Plan and the 2008 Discretionary Incentive Plan, at the members' sole discretion at any time.

        During 2007, the Board and the independent members of the Board met to approve the recommendations of the Compensation Committee. (See "Process for Determining Compensation" above.) Neither the Board nor the independent members of the Board exercised their discretion to change the base compensation or annual bonus of any executive officer or any of the measurement amounts or targets under the Annual Incentive Plan to levels different than those recommended by the Compensation Committee.

Fiscal Year 2007 Compensation Decisions

        Below is a discussion of the compensation decisions made by the Board of Directors with respect to base salary and annual incentive bonuses of our named executive officers for fiscal year 2007. In addition to these items of compensation, the Bank entered into change in control agreements with its named executive officers and each of its Executive Vice Presidents during fiscal year 2007. For a detailed discussion of the change in control agreements, please see "Potential Payments upon Termination or Change in Control" below.

  Base Salaries

        The following table identifies actions taken during fiscal year 2007 with respect to annual base salaries of the named executive officers:

Named Executive Officer	Changes in Annual Base Salary
Daniel D. Rosenthal	Increased from $605,000 to $650,000, effective January 1, 2007
Brian E. Côté	Increased from $275,000 to $310,000, effective January 1, 2007
Thomas E. Prince	Increased from $495,000 to $520,000, effective January 1, 2007
Cliff J. Piscitelli	Increased from $375,000 to $413,000, effective January 1, 2007
Joseph E. Adams	Increased from $100,000 (plus commissions) to $120,000 (plus commissions), effective January 1, 2007, and increased to $385,000, effective May 29, 2007

        The annual base salaries of Messrs. Rosenthal, Côté, Prince, Piscitelli and Adams were increased due to the Board's decision to make their salary more competitive and to recognize the value of their overall services to Downey. The Board took into account each of their job responsibilities, historical salary levels (including at a prior employer in the case of Mr. Côté), the performance of Downey, individual contributions, competitive conditions in the marketplace and the relationship of their compensation levels to other officers of Downey, and determined that the increases were appropriate to reward performance, ensure retention and maintain appropriate compensation differentials among officers of Downey. In addition, the Board gave particular weight in the case of Mr. Piscitelli to the substantial expansion of his job responsibilities and duties during 2007 and in the case of Mr. Adams, to his promotion to Director of Wholesale Lending, effective January 1, 2007, and his subsequent promotion to Director of Residential Lending, effective May 29, 2007, entailing increased responsibilities and duties.

  Annual Incentive Plan Cash Bonuses

        Under our 2007 Annual Incentive Plan, executive officers, including our named executive officers, were eligible to receive annual cash bonuses based upon corporate performance and individual performance.

        The Individual Target Bonus Percentage for each executive officer was established at the beginning of fiscal year 2007 by the Board based on the recommendation of the Compensation Committee, taking into consideration market compensation data of peer group institutions as well as internal compensation data. During fiscal year 2007, the Individual Target Bonus Percentage for each named executive officer was as follows:

Named Executive Officer	Individual Target Bonus Percentage
Daniel D. Rosenthal	120%
Brian E. Côté	50%
Thomas E. Prince	100%
Cliff J. Piscitelli	100%
Joseph E. Adams	100%

        The Adjusted Business Performance Percentage for fiscal year 2007 was determined in early 2008 by comparing Downey's actual consolidated net income figures for fiscal year 2007 to the target established by the Board at the beginning of 2007. For fiscal year 2007, our consolidated net income target for purposes of the Annual Incentive Plan was $175.0 million. However, we incurred a net loss of $56.6 million for fiscal year 2007. Therefore, the Adjusted Business Performance Percentage for each executive officer was zero.

        Because the Adjusted Business Performance Percentage for fiscal year 2007 was zero, no executive officer received a bonus under the 2007 Annual Incentive Plan. Therefore, we did not establish Individual Performance Percentages for fiscal year 2007 for executive officers.

Employment Agreements and Change in Control Agreements

        Neither Downey nor the Bank has any employment agreement with any executive officers, except for Frederic McGill, President of Downey and the Bank. Under an employment agreement between Mr. McGill and the Bank dated September 26, 2007 and an offer letter to Mr. McGill from the Bank dated September 26, 2007, Mr. McGill's annual base salary is $590,000. Under the Agreement, Mr. McGill also received a signing bonus of $60,000 upon the commencement of his employment and Mr. McGill is eligible for an annual bonus under the Annual Incentive Plan targeted at 100% of his base salary. Mr. McGill is also eligible to participate in the employee benefit programs (including medical, dental and other insurance programs) generally available to all full-time employees. In addition, Mr. McGill was reimbursed certain COBRA premiums during the first 90 days of his employment, and will be eligible to enroll in Downey's retiree medical plan upon any termination of his employment. The Bank will contribute up to $928 per month to the retiree medical plan premium payable by Mr. McGill until he reaches age 65 in the event Downey terminates his employment without cause prior to such age. If Mr. McGill is terminated without cause on or before October 28, 2008, he will be eligible for a severance payment equal to two times his base salary. The Bank and Mr. McGill have also entered into a change in control agreement, the terms and conditions of which are the same as those contained in the change in control agreements of Messrs. Rosenthal and Prince described below.

COMPENSATION TABLES

Summary Compensation Table

        The following table summarizes the compensation paid to each of our named executive officers for fiscal years 2007, 2006 and 2005. Substantially all of each named executive officer's total compensation consisted of base salary and cash amounts payable pursuant to our Annual Incentive Plan. For fiscal year 2007, base salary accounted for nearly 100% of the total compensation of the named executive officers while incentive cash compensation accounted for 0% of the total compensation of the named executive officers. Downey did not award any equity compensation during the periods presented and does not currently have an active equity incentive plan under which new equity awards may be made.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
Daniel D. Rosenthal Chief Executive Officer and Vice Chairman	2007 2006 2005	$ $ $	650,000 605,000 550,000	— — —	— — —	— — —	$ $	— 940,896 950,400	— — —	$ $ $	6,750 6,600 6,300	$ $ $	656,750 1,552,496 1,506,700
Brian E. Côté Executive Vice President and Chief Financial Officer	2007 2006 2005	$ $	310,000 220,881 —	$ — 25,000 —	— — —	— — —	$	— 123,750 —	— — —	$ $	2,325 0 —	$ $	312,325 369,631 —
Thomas E. Prince Executive Vice President and Chief Operating Officer	2007 2006 2005	$ $ $	520,000 495,000 450,000	$1,500 — —	— — —	— — —	$ $	— 588,060 445,500	— — —	$ $ $	6,750 6,600 6,300	$ $ $	528,250 1,089,660 901,800
Cliff J. Piscitelli Executive Vice President and Director of Asset Management	2007 2006 2005	$ $ $	413,000 341,683 290,000	— — —	— — —	— — —	$ $	— 407,385 382,800	— — —	$ $ $	6,750 6,600 6,300	$ $ $	419,750 755,668 679,100
Joseph E. Adams Executive Vice President and Director of Residential Lending	2007 2006 2005	$ $	277,641 8,333 —	$85,664 — —	— — —	— — —		— — —	— — —		$849 — —	$ $	364,154 8,333 —

Column (a): Includes the Company's principal executive officer, principal financial officer and the three other most highly compensated executive officers.

Column (c): The amounts shown represent actual wages paid. Mr. Adams was promoted to Executive Vice President and Director of Residential Lending in May, 2007, at which time his annual base salary for 2007 became $385,000.

Column (d): The amount shown for Mr. Prince represents a service award bonus in the amount of $1,500 in recognition of his 15 years of service with Downey. The amount shown for Mr. Adams represents bonus compensation paid to him during his previous position as Director of Wholesale Lending.

Column (g): The amounts shown represent earnings paid from participation in Downey's Annual Incentive Plan—as described in the "Compensation Discussion and Analysis." No payments were made for 2007.

Column (i): The amount shown for each named executive officer, other than Mr. Adams, consists of matching contributions made by the Bank to the 401(k) account of the executive officer. The amount shown for Mr. Adams represents taxable income based on the value of his spouse's attendance at Downey's annual President Club event.

Plan-Based Awards

        The following table summarizes the estimated possible payments to our named executive officers pursuant to grants of awards made in 2007 under our cash-based 2007 Annual Incentive Plan. The actual amounts paid under the 2007 Annual Incentive Plan are reported in the Summary Compensation Table above, and were zero for all executives including the named executive officers.

Grants of Plan-Based Awards

									All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock And Option Awards
								All Other Stock Awards: Number of Shares of Unit		Exercise or Base Price of Option Awards ($/Sh)
		Estimated Possible Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Plan Under Equity Incentive Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Daniel D. Rosenthal	n/a	$374,400	$780,000	$1,123,200	—	—	—	—	—	—	—
Brian E. Côté	n/a	$74,400	$155,000	$223,200	—	—	—	—	—	—	—
Thomas E. Prince	n/a	$249,600	$520,000	$748,800	—	—	—	—	—	—	—
Cliff J. Piscitelli	n/a	$198,240	$413,000	$594,720	—	—	—	—	—	—	—
Joseph E. Adams	n/a	$184,800	$385,000	$554,400	—	—	—	—	—	—	—

Column (c): The amounts shown represent the minimum threshold payment amount that would have been payable to the named executive officer if both Downey and the employee had met the minimum requirements under the Annual Incentive Plan. If both the minimum requirements are not met, there are no payments awarded under the Annual Incentive Plan.

Column (d): The amounts shown represent the target payment amount that would have been payable to the named executive officer if both Downey and the employee had met the target requirements under the Annual Incentive Plan.

Column (e): The amounts shown represent the maximum payment amount that would have been payable to the named executive officer if both Downey and the employee had exceeded the target requirements under the Annual Incentive Plan.

        In January 2008, the Board of Directors established the consolidated net income target for fiscal year 2008 for purposes of calculating the Adjusted Business Performance Percentage for each executive officer who participates in the 2008 Annual Incentive Plan. It is our policy not to disclose the consolidated net income target for the Annual Incentive Plan until after a fiscal year has passed; however, we believe that the consolidated net income target established for fiscal year 2008 will be very difficult for us to achieve, given the current difficult banking environment, economic uncertainty in the overall economy and disruptions in the mortgage markets that began in 2007 and continue to exist.

Outstanding Equity Awards

        The following table sets forth information concerning outstanding stock options held by Mr. Rosenthal and Mr. Prince pursuant to our 1994 Long Term Incentive Plan, which expired in 2004. We currently do not have an active equity incentive plan under which new equity awards may be made.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payment Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Daniel D. Rosenthal	29,484	—	—	$25.44	12/31/2008	—	—	—	—
Brian E. Côté	—	—	—	—	—	—	—	—	—
Thomas E. Prince	14,467	—	—	$25.44	12/31/2008	—	—	—	—
Cliff J. Piscitelli	—	—	—	—	—	—	—	—	—
Joseph E. Adams	—	—	—	—	—	—	—	—	—

Column (b): Represents the number of underlying unexercised options that are exercisable.

Column (e): Represents the option exercise price at the time of the original grant.

Column (f): Represents expiration date of the options.

Potential Payments upon Termination or Change in Control

        The Bank has entered into change in control agreements with its named executive officers and each of its Executive Vice Presidents. The change in control agreements provide for certain payments to be made to the named executives in the event that a change in control of Downey or the Bank occurs and within 24 months after the change in control:

  •
  the named executive's employment is terminated by the Bank or Downey without cause; or

  •
  the named executive voluntarily terminates employment with the Bank with good reason, as defined below.

        In the event that the named executive's employment terminates under the circumstances set forth in the change in control agreements, the named executive is entitled to:

  •
  a lump-sum payment of three times (3x) in the case of Messrs. Rosenthal and Prince, and two times (2x) in the case of Messrs. Côté, Piscitelli and Adams, of the named executive's annual compensation. For purposes of the change in control agreements, "annual compensation" is equal to the named executive's base salary in effect immediately before the time of the change in control or the time of termination of employment, whichever is greater, plus the "target bonus." The "target bonus" means the product of the "target bonus percentage" and the annual base salary in effect immediately before the change in control or termination of employment, whichever is greater. The "target bonus percentage" means the target percentage, if any, in effect immediately before the time of the change in control or the time of termination of employment, whichever is greater, that would apply to the named executive's annual base salary if all individual and corporate performance goals were met at target levels for purposes of determining the named executive's annual bonus under Downey's Annual Incentive Plan; and

  •
  a lump sum amount equal to a prorata portion of the current year target bonus based on the number of days that the named executive officer has been employed in the calendar year in which employment terminates.

        The terms of the change in control agreements that were offered to the named executives were determined based primarily on an evaluation of similar benefits provided by peer group institutions and the importance of their functions to the Bank.

        If payments to be made pursuant to the change in control agreements or any other payments the named executive receives from the Bank would result in the executive being subject to the 20% excise tax on excess parachute payments, then the payments to the executive will be reduced to the largest amount that is not subject to the excise tax if the executive will have a greater net amount after taxes from the reduced payment.

        In addition, for thirty six (36) months, in the case of Messrs. Rosenthal and Prince, and twenty four (24) months in the case of Messrs. Côté, Piscitelli and Adams, each named executive and his spouse and dependents would be entitled to all welfare benefits applicable prior to the termination of employment, including participation in all health, dental, disability, life and similar benefit plans.

        For purposes of the change in control agreements, a change in control is deemed to have occurred if, among other things:

  •
  any person or group becomes the beneficial owner of more than 50% of the outstanding capital stock of Downey or the Bank;

  •
  during any period of not more than 12 consecutive months, the directors of Downey as of February 28, 2007 (or any successors whose nomination or selection was recommended or approved by a majority of directors in office at the time of the director's nomination or selection), cease to constitute a majority of directors of Downey;

  •
  the effective date of any merger or consolidation of Downey or the Bank in which the holders of capital stock of Downey or the Bank immediately prior to the transaction cease to represent a majority of the voting capital stock of the entity surviving the transaction; or

  •
  a sale of all or substantially all of Downey's or the Bank's assets.

        For purposes of the change in control agreement, "good reason" means the occurrence of any of the following without the named executive's consent:

  •
  material diminution in the executive's status, position or responsibilities, or the assignment to the named executive of any duties or responsibilities that are inconsistent with his status, position or responsibilities;

  •
  a reduction in the named executive's base salary or target bonus compensation;

  •
  the failure of any successor-in-interest to assume all of the obligations of the Bank under the change in control agreement;

  •
  an uncured material breach of the change in control agreement by the Bank; or

  •
  a relocation of the named executive's principal place of employment to a new work site requiring an increase in one-way commute from the named executive's residence of more than thirty-five (35) miles.

        The change in control agreements also provide that within 30 days prior to a change in control or twelve months following a change in control, the Bank may unilaterally terminate its severance payment obligations under the change in control agreement (without regard to whether the named executive officer is terminated) if the Bank (i) pays the named executive officer the amount that the named executive officer would otherwise be entitled to under the change in control agreement (following receipt of an executed Separation Agreement and Release) and (ii) terminates its severance payment obligations under all of its other change in control agreement at the same time.

        The change in control payments are conditioned upon the named executive executing a Separation Agreement and Release with the Bank, which provides for the executive's release of Downey and the Bank from all liability.

        The following tables show the potential payments to be made to the named executive officers under the following circumstances: termination upon a change in control; termination in the absence of a change in control; and termination upon disability or death.

Termination Upon a Change in Control

Name	Change in Control Payment	Non-Equity Incentive Plan Compensation	Welfare Benefits	Accrued, Unused Vacation	Total
(a)	(b)	(c)	(d)	(e)	(f)
Daniel D. Rosenthal	$4,290,000	$780,000	$32,764	$55,848	$5,158,611
Brian E. Côté	$930,000	$155,000	$26,617	$36,783	$1,148,400
Thomas E. Prince	$3,120,000	$520,000	$2,915	$95,391	$3,738,306
Cliff J. Piscitelli	$2,065,000	$413,000	$2,186	$38,171	$2,518,357
Joseph E. Adams	$1,925,000	$385,000	$22,545	$23,888	$2,356,433

Column (b): The amount shown for Mr. Rosenthal and Mr. Prince represents three times their annual base salary in effect as of 12/31/07 plus three times their annual target bonus amount. The amount shown for Mr. Côté, Mr. Piscitelli and Mr. Adams, represents two times their annual base salary in effect as of 12/31/07 plus two times their annual target bonus. The target bonus amount represents the product of the target bonus percentage and the annual base salary in effect as of 12/31/07.

Column (c): The amounts shown represent an additional lump sum equal to the current year target bonus payment under the Annual Incentive Plan as outlined in the plan document and discussed in the "Compensation Discussion and Analysis." The payments shown are calculated at the 100% target level assuming Downey's performance and the individual's performance warrant the same.

Column (d): For Mr. Rosenthal and Mr. Prince, the amounts shown represent the cost of the continuation of welfare benefits including a rate increase adjustment of 10% per annum for a period of 36 months and for Mr. Côté, Mr. Piscitelli and Mr. Adams, the amounts shown represent the cost of the continuation of welfare benefits including a rate increase adjustment of 10% per annum for a period of 24 months. Welfare benefits include health, dental, disability, life and similar benefit plans.

Termination in the Absence of a Change in Control*

Name	Severance Payment	Welfare Benefits	Accrued, Unused Vacation	Total
(a)	(b)	(c)	(d)	(e)
Daniel D. Rosenthal	$474,982	—	$55,848	$530,830
Brian E. Côté	$71,756	—	$36,783	$108,318
Thomas E. Prince	$259,990	—	$95,391	$355,381
Cliff J. Piscitelli	$111,188	—	$38,171	$149,359
Joseph E. Adams	$88,843	—	$23,888	$112,730

*
In the event the named executive officer's employment is terminated due to a reduction in workforce or elimination of job, the named executive officer is to receive severance pay in accordance with Downey's severance pay policy. For the named executive officers, the policy allows for a minimum payment equal to 12 weeks base salary and a maximum payment equal to 38 weeks base salary. In the event a named executive officer's employment is terminated for reasons other than reduction in workforce or elimination of job, the named executive is not eligible to receive severance pay under Downey's severance pay policy.

Termination Upon Disability/Death

Name	Non-Equity Incentive Plan Compensation	Accrued, Unused Vacation	Total
(a)	(b)	(c)	(d)
Daniel D. Rosenthal	$780,000	$55,848	$835,848
Brian E. Côté	$155,000	$36,783	$191,783
Thomas E. Prince	$520,000	$95,391	$615,391
Cliff J. Piscitelli	$413,000	$38,171	$451,171
Joseph E. Adams	$385,000	$23,888	$408,888

Column (b): The amounts shown represent potential payments under the Annual Incentive Plan as outlined in the plan document and discussed under "Compensation Discussion and Analysis." The potential payments shown are calculated at the 100% target level, assuming Downey's and the individual's performance warrant the same. Pursuant to the Annual Incentive Plan, payments are required to be prorated if disability or death occurs prior to the date of the payout. The named executive officers are also eligible to receive benefits under Downey's disability and basic life insurance plans, which apply to all employees on a non-discriminatory basis.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
Michael D. Bozarth, Chairman James H. Hunter Jane Wolfe

DIRECTOR COMPENSATION

        The table below summarizes the compensation paid to non-employee directors for the fiscal year ended December 31, 2007.

Director Compensation

Name and Title	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Maurice L. McAlister Director and Chairman	$82,500	—	—	—	$97,500	$523,362	$703,362
Cheryl E. Olson Director and Vice Chairman	$72,000	—	—	—	$51,667	$10,322	$133,989
Michael B. Abrahams Director	$125,000	—	—	—	$97,667	$10,322	$232,989
Michael D. Bozarth Director	$86,500	—	—	—	—	$36,462	$122,962
Gary W. Brummett Director	$96,500	—	—	—	—	—	$96,500
Gerald E. Finnell Director	$95,500	—	—	—	$56,431	—	$151,931
James H. Hunter Director	$78,500	—	—	—	$44,972	$6,881	$130,354
Brent McQuarrie Director	$90,500	—	—	—	$68,333	$7,578	$166,411
Lester C. Smull Director	$76,500	—	—	—	$76,528	$401	$153,429
Jane Wolfe Director	$86,500	—	—	—	—	$21,963	$108,463

Column (a): Cheryl E. Olson and Gerald E. Finnell resigned from the Board effective December 31, 2007 and January 22, 2008, respectively.

Column (b): The amounts shown include payment for annual retainer fees, chair fees, and meeting attendance fees.

Column (f): The amounts shown represent the aggregate change during 2007 in the actuarial present value of the director's accumulated benefit under the Director Retirement Benefits Plan.

Column (g): The amounts shown represent Downey's portion of the cost of medical benefits. For Mr. McAlister, the amount also includes an annual payment under the Founder Retirement Agreement. For Mr. Bozarth, the amount also includes fees paid to perform specific consulting services. For Ms. Wolfe, the amount also includes payment under an approved retirement package as a former Downey employee.

Column (h): Represents the totals of columns (b) through (g).

  Annual Compensation

        In January and February 2006, the Compensation Committee recommended and the Board approved certain increases in non-employee director compensation. The following chart reflects director compensation in effect since January 1, 2006.

Annual retainer to each director(1)	$36,000
Additional annual retainer to Chair of Downey Board	2,500
Additional annual retainer to Chair of Bank Board	2,500
Additional annual retainer to Chair of Audit Committee	30,000
Additional annual retainer to Chair of Compensation Committee	5,000
Additional annual retainer to Chair of Nominating and Corporate Governance Committee	5,000
Downey and/or Bank Board meeting fee (per day—typically both Boards meet on the same day)	3,000
Committee meeting fee (per meeting)	1,000
Committee meeting fee (per day, other than on Board Meeting day)	N/A
DSL Service Company Board meeting fee (per day)(2)	1,000

(1)
Each director of Downey is also a director of the Bank. The annual retainer listed is for services on both Boards.

(2)
There is no annual retainer paid to DSL Service Company Board members and no DSL Service Company Board meeting fee is paid if the meeting is on the same day as a Downey or Bank Board meeting.

        Non-employee directors who review the Thrift Financial Reports and Consolidated Maturity/Rate Schedules required to be filed quarterly with the Office of Thrift Supervision receive a fee of $500 per quarter. Directors are reimbursed for reasonable out-of-pocket expenses and are entitled to receive the same medical coverage benefits provided to the Bank's employees. Employee directors receive no compensation for Board service.

        For further information regarding payments received by Mr. Smull, see "Transactions with Management and Certain Business Relationships."

  Director Retirement Benefits Plan

        During 2004, the Board approved a revised Director Retirement Benefits Plan (the "DRB Plan"). To be eligible for the DRB Plan benefits, the director must have retired from the Board, not been an employee of Downey or the Bank while a director, and served as a director for a minimum of either three years (if he or she joined the Board before April 23, 2003) or five years (if he or she joined the Board on or after April 23, 2003). The total benefit an eligible director receives under the DRB Plan equals one-third of the months the director served (up to a maximum of 60 months) multiplied by the average monthly director compensation received during the 36 months preceding retirement. The total benefit will be paid to each eligible director or his or her designated beneficiary, in 60 equal monthly installments, without interest, beginning the month after retirement. If a majority interest of Downey's outstanding stock is transferred or acquired (other than by will or by the laws of descent and distribution), then the entire earned benefit becomes payable immediately, and the three-year (or five year) minimum service requirement does not apply. If a retired director so requests, Downey, at its option, may make a single lump-sum payment of the total benefit. Any such accelerated payment would be discounted to the present value at the interest rate then in effect for the Bank's two-year certificates of deposit.

        As previously noted, former director Cheryl E. Olson resigned from the Board effective December 31, 2007. In recognition of her service to Downey and the Bank since 1987, Ms. Olson received lump sum payment approved by the Board of $381,736 from Downey under the DRB Plan. Also as previously noted, former director Gerald E. Finnell resigned from the Board effective January 22, 2008. In recognition of his service to Downey and the Bank since 2003, Mr. Finnell received lump sum payment approved by the Board of $175,157 from Downey under the DRB Plan.

  Founder Retirement Agreement

        On December 21, 1989, the Bank entered into a retirement agreement (the "Founder Retirement Agreement") with Mr. McAlister, pursuant to which Mr. McAlister's compensation was set at $32,167 per month, which payments commenced upon Mr. McAlister's retirement as President of DSL Service Company, a subsidiary of the Bank, in 1993. The Founder Retirement Agreement provides for adjustments to compensation payments every three years, based on the Consumer Price Index, as defined under the Founder Retirement Agreement. Pursuant to these adjustments, Mr. McAlister's compensation was adjusted to $43,268.27 per month, effective as of July 1, 2005.

        During 2000, in consideration and in recognition of Mr. McAlister having completed more than forty years of service and his continuing involvement with the growth of Downey and the Bank, the Bank agreed to amend the Founder Retirement Agreement pursuant to which Mr. McAlister and the Bank agreed that Mr. McAlister would be entitled to receive monthly compensation for so long as Mr. McAlister lives but not less than 120 months from June 28, 2000. Thus, the payments will be made to Mr. McAlister's estate through June 2010 should he die prior to that date. During 2007, Mr. McAlister received $519,219.24 under the Founder Retirement Agreement. If a majority interest of Downey's Common Stock is transferred or acquired, then such compensation shall continue as scheduled or, at Downey's option, a lump-sum payment equal to the then present value of any remaining compensation shall be paid.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, no member of the Compensation Committee was an officer or employee of Downey or any of its subsidiaries. As discussed more fully below under the caption "Certain Relationships and Related Transactions—Loans to Management and Directors," which discussion is incorporated herein by reference, the Bank has made various loans to, and DSL Service Company has made certain equity investments in real estate ventures associated with, McMillin Companies, LLC, of which Mr. Hunter served as Executive Vice President of Planning and Acquisition and a member of the Executive Committee until he resigned from McMillin in April 2007.

        None of Downey's executive officers has ever served as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity in which a member of Downey's Compensation Committee has served as an executive officer.

Equity Compensation Plan Information

        During 1994, Downey adopted an equity compensation plan approved by stockholders as the 1994 Long Term Incentive Plan ("LTIP"), which terminated in 2004. Options granted and outstanding at termination of the LTIP remain exercisable until the specific termination date of the option. The following table summarizes our outstanding options, their weighted average exercise price and number of options available for issuance at year-end 2007.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
December 31, 2007:
Equity compensation plans approved by security holders	52,914	$25.44	—
Equity compensation plans not approved by security holders	—	—	—

Total equity compensation plans	52,914	$25.44	—

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

        The current members of the Nominating and Corporate Governance Committee ("NCGC") are Jane Wolfe, Chair, Maurice L. McAlister and Brent McQuarrie. The Board has determined that each member of the NCGC is independent under applicable listing standards. In accordance with SEC and NYSE requirements, the Board has approved (i) a written charter for the NCGC; (ii) corporate governance guidelines; (iii) a code of ethical conduct for directors and financial officers, including the Chief Executive Officer; and (iv) a code of ethical conduct for all employees. Items (i)-(iii) and a summary of item (iv) are available on Downey's website at www.downeysavings.com by clicking on "Investor Relations" and then "Corporate Governance." Items (i)-(iii) and a summary of item (iv) are also available in print and may be obtained, free of charge to stockholders, upon written request to: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attention: General Counsel/Corporate Secretary.

  Nomination of Director Candidates

        The NCGC is primarily responsible for identifying qualified director candidates, including stockholder nominees, and the NCGC considers, among other things, a candidate's age, diversity, skills, background, experience and ability to represent the long-term interests of stockholders as a whole. On February 28, 2007, the NCGC formally adopted a policy to provide that the NCGC will consider any candidate recommended for directorship by a stockholder. Recommendations must be sent to the attention of Downey's General Counsel/Corporate Secretary, 3501 Jamboree Road, North Tower, Newport Beach, California 92660, no later than November 30th of the year preceding the next annual meeting of stockholders. The NCGC will apply the same criteria for candidates recommended by stockholders as candidates recommended by members of the Board.

        The NCGC will consider stockholder nominations for director in accordance with Downey's Bylaws. The nominating stockholder must be eligible to vote for the election of directors at the annual meeting for which the stockholder's director candidate is nominated. To be timely, a stockholder's nomination must be delivered to or received at Downey's principal executive offices not less than 20 days prior to the annual meeting; provided, however, that if Downey gives stockholders less than 30 days' notice of the date of the annual meeting (which notice must be accompanied by a proxy or information statement which identifies the nominees of the Board), to be timely Downey must receive the stockholder nomination by the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed. Such stockholder's nomination notice shall set forth as to each director nominee (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; and (iii) such nominee's written consent to serve as a director, if elected; and as to the stockholder giving the notice (i) the name and address of such stockholder; and (ii) the class and number of shares of Downey which are owned of record by such stockholder.

        At the request of the Board, any person nominated by the Board for election as a director shall furnish to the General Counsel/Corporate Secretary of Downey the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consents. Ballots bearing the names of all persons nominated by the NCGC and by stockholders shall be provided for use at the annual meeting. If the NCGC fails or refuses to act at least 20 days prior to the annual meeting, nominations for directors may be made at the Annual Meeting by any stockholder entitled to vote and shall be voted upon. No person shall be elected as a director of Downey unless nominated in accordance with the procedures set forth in this section.

        Downey does not currently employ or pay a fee to any third party to assist in identifying or evaluating director candidates.

  Communications with Directors

        The Board welcomes communications from stockholders and other interested parties. Individuals may submit communications to any individual Director, including the Chairman of our Board, our Board as a whole, or a specified Board committee or group of Directors, including our non-management Directors, by sending the communications in writing to the following address: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attention: General Counsel/Corporate Secretary who will forward the communications to the designated Director(s).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Certain Business Relationships

        During 2007, employees of Downey and the Bank provided accounting and related services to Maurice L. McAlister, Chairman of Downey's Board, certain members of Mr. McAlister's family and certain of his controlled affiliates. The aggregate value of these services was approximately $83,798. Downey and the Bank have been fully reimbursed for the services provided.

        From time to time, the Board (with Director Smull abstaining from participating directly or indirectly in the deliberations or voting) has approved having the Bank enter into commercial leases with California partnerships in which Lester C. Smull, a director of Downey and the Bank, is the managing general partner. All seven of these commercial leases are for space located in California, two retail branches in Huntington Beach, one retail branch in Dana Point, one retail branch in Chino, one retail branch in Simi Valley, one retail branch in Mission Viejo, and a retail banking regional office in Chino. The Bank's aggregate rental obligations on the seven leases as of January 2008 is approximately $47,640 per month. Management believes that the terms of the leases, including the monthly rent, are at least as favorable to the Bank as prevailing terms that could be obtained from a non-affiliated person.

        During 2007, the law firm of Hodel, Briggs and Winter LLP provided legal services to Downey and its affiliates for fees of approximately $935,069. The husband of Kendice K. Briggs is a partner in that firm. Ms. Briggs is Executive Vice President and Director of Human Resources of the Bank.

Loans to Management and Directors

        The Bank offers loans to directors, officers and employees of Downey, the Bank and their respective subsidiaries. These loans are made in the ordinary course of business and, in the judgment of management, do not involve more than the normal risk of collectability or present other unfavorable features. The loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons.

        Over a period of approximately 30 years, the Bank has made various loans to Director Smull, in his individual capacity, to the Smull Family Trust and to a number of California partnerships in which Director Smull is a managing general partner. As of December 31, 2007, the Bank had loans outstanding to Director Smull or his related partnerships in an aggregate amount of approximately $18.8 million. Each of the loans to Director Smull or his related partnerships (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

        The Bank has made various loans to McMillin Companies, LLC, where Director Hunter was Executive Vice President of Planning and Acquisition until April 20, 2007 when he resigned from McMillin. As of December 31, 2007, the Bank had no loans outstanding to McMillin Companies, LLC or any of its related entities. DSL Service Company has equity investments in real estate joint ventures associated with McMillin Companies, LLC, specifically (as of December 31, 2007), a $2.5 million investment in McMillin Morgan Hill, LLC, a $14.5 million investment in Montevina @ Morgan Hill, LLC and a $12.9 million investment in Ruffino @ Morgan Hill, LLC. Each equity investment with the above-named limited liability companies (i) was made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions involving non-affiliated persons and (ii) did not involve more than the normal risk of collectability or present other unfavorable features.

        As a result of its regulation by the Office of Thrift Supervision, the Bank and its subsidiaries have written policies in place governing related party transactions. The Bank has an Affiliate, Affiliated Person and Insider Policy to ensure and monitor the Bank's compliance with applicable statutory and regulatory standards regarding transactions with affiliates and loans to insiders. This policy provides, among other things, that extensions of credit from the Bank or any subsidiary to insiders (including directors, executive officers and their affiliates) must be approved in advance by a majority of the entire Board (with the interested party abstaining from participating directly or indirectly in the deliberations or voting) if the extension of credit, together with all other extensions of credit made to such person and all related interests of that person, exceeds the higher of $25,000 or five percent of the Bank's capital, or in any event exceeds $500,000. Any transaction that involves a purchase of real or personal property from an affiliate must satisfy various regulatory tests relating to, among other things, the total amount of loans and other related transactions the Bank is permitted to engage in with that affiliate and his or her related interests and whether or not the transaction is made on terms and conditions and under circumstances, including credit standards, that are substantially the same, or at least as favorable to the Bank as those prevailing at the time for comparable transactions with or involving non-affiliates.

        In addition, Downey has a Related Party Transaction Policy which was adopted in December, 2006. The written policy provides that prior to entering into a related party transaction (a) the related party, (b) or the director, executive officer, nominee or beneficial owner who is an immediate family member of the related party, must notify Downey's General Counsel of the facts and circumstances of the proposed related party transaction, including: (i) the related party's relationship with Downey and interest in the transaction, including the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (ii) the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to Downey of the proposed related party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated, qualified thirty party.

        If the General Counsel determines that the proposed transaction is a related party transaction, the proposed related party transaction must be submitted to the Audit Committee for consideration at the next Audit Committee meeting or, in those instances in which the General Counsel, in consultation with Downey's Chief Executive Officer, determines that it is not practicable or desirable for Downey to wait until the next Audit Committee meeting, to the Chairman of the Audit Committee (who possesses delegated authority to act between Audit Committee meetings). The Audit Committee (or its Chairman) is to approve only those related party transactions that are in, or are not inconsistent with, the best interests of Downey and its stockholders, as the Audit Committee (or its Chairman) determines in good faith.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        At the close of business on February 25, 2008, the record date for the Annual Meeting, there were 27,853,783 shares of Downey's Common Stock outstanding and entitled to vote, all of one class, and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, either present in person or represented by proxy, constitute a quorum for the Annual Meeting.

Principal Stockholders

        Information concerning the owners of more than 5% of the outstanding Common Stock as of the record date for the Annual Meeting follows:

Name/Address	Amount/Nature of Beneficial Ownership	Percent of Outstanding Stock
McAlister Family Trust(1) 3501 Jamboree Road Newport Beach, CA 92660	5,616,615	20.2%
Jeffrey L. Gendell(2) 55 Railroad Ave. Greenwich, CT 06830	2,723,012	9.8%
Highfields Capital Management LP(3) 200 Clarendon Street, 51st Floor Boston, MA 02117	2,416,181	8.7%
Capital Research Global Investors(4) 333 South Hope Street Los Angeles, CA 90071	2,005,000	7.2%
Legg Mason Capital Management, Inc.(5) 100 Light Street Baltimore, MD 21202	1,969,725	7.1%
Gerald H. McQuarrie Family Trusts(6) Hawkins, Cloward & Simister 1095 South 800 East, Suite #1 Orem, UT 84097	1,545,395	5.5%

(1)
Mr. McAlister with his spouse, Dianne S. McAlister, as Co-trustor and Co-trustee of the McAlister Family Trust, exercise shared voting and investment power over all shares.

(2)
Information based upon Schedule 13G/A, filed on February 12, 2008 with the SEC by Jeffrey L. Gendell.

(3)
Information based upon Schedule 13F, filed on August 20, 2007 with the SEC by Highfields Capital Management LP.

(4)
Information based upon Schedule 13G, filed on February 12, 2008 with the SEC by Capital Research Global Investors.

(5)
Information based upon Schedule 13G, filed on February 14, 2008 with the SEC by Legg Mason Capital Management, Inc.

(6)
Oneida B. McQuarrie-Gibson serves as Trustee for the Gerald H. McQuarrie Family Trusts and the Oneida B. McQuarrie Foundation and exercises sole voting and investment power over all shares. Oneida B. McQuarrie-Gibson serves as Co-Trustee of the It's All Good Foundation, along with her children, including her son, Director Brent McQuarrie and his wife and they share voting and investment power over 158,957 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Downey's and, as may be determined, the Bank's and their respective subsidiaries' executive officers, directors and persons who own more than ten percent (10%) of Downey's Common Stock, to file with the SEC and the NYSE reports of ownership of Downey securities and changes in reported ownership. Officers, directors and greater than ten percent (10%) stockholders are required by SEC rules to furnish Downey with copies of all Section 16(a) reports they file.

        Based solely on a review of the reports furnished to Downey, or written representations from reporting persons that all reportable transactions were reported, Downey believes that during the period January 1, 2007 to December 31, 2007, Downey's officers, directors and greater than ten percent (10%) owners timely filed all reports they were required to file under Section 16(a).

NEW YORK STOCK EXCHANGE CEO CERTIFICATION

        The certification of Downey's Chief Executive Officer as required by the NYSE listing standards, Section 303A.12(a), was submitted to the NYSE on May 18, 2007.

PROPOSALS OF STOCKHOLDERS

        It is presently anticipated that the 2009 annual meeting of stockholders will be held in April 2009. Stockholders desiring to exercise their rights under the proxy rules to submit stockholder proposals are advised that their proposals must be received by Downey no later than November 14, 2008, in a form that complies with applicable securities laws, in order to be eligible for inclusion in Downey's proxy statement relating to that meeting. Stockholders desiring to submit proposals pursuant to the proxy rules should submit their proposals to the Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Attn: General Counsel/Corporate Secretary. In addition, in the event a proposal is not submitted to Downey prior to January 28, 2009, the proxy to be solicited by the Board for the 2009 annual meeting of stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2009 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

ANNUAL REPORT TO STOCKHOLDERS

        Downey's Annual Report to Stockholders and Report on Form 10-K, which includes the consolidated financial statements and related notes thereto, accompanies this Proxy Statement.

        Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge from our internet site, www.downeysavings.com, by clicking on "Investor Relations" located on our home page and proceeding to "Corporate Filings." (Information on our website is not part of this Proxy Statement.)

        SINGLE COPIES OF DOWNEY'S ANNUAL REPORT TO STOCKHOLDERS, AND REPORT ON FORM 10-K (WITHOUT EXHIBITS) MAY BE OBTAINED, FREE OF CHARGE, UPON WRITTEN REQUEST TO: DOWNEY FINANCIAL CORP., 3501 JAMBOREE ROAD, NEWPORT BEACH, CALIFORNIA 92660, ATTENTION: GENERAL COUNSEL/CORPORATE SECRETARY.

OTHER BUSINESS

Additional Matters

        As of the date of this Proxy Statement, management of Downey does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment. Additional business may be properly brought before the Annual Meeting by or at the direction of a majority of Downey's Board.

Presented by Stockholders

        Pursuant to Downey's Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at the Annual Meeting as are properly brought before the Annual Meeting. For any new business proposed by management to be properly brought before the Annual Meeting such new business shall be approved by the Board, either directly or through its approval of proxy solicitation materials related thereto, and shall be stated in writing and filed with the General Counsel/Corporate Secretary of Downey at least 60 days before the date of the Annual Meeting, and all business so stated, proposed and filed shall be considered at the Annual Meeting. Any stockholder may make any other proposal at the Annual Meeting and the same may be discussed and considered, but unless properly brought before the Annual Meeting, such proposal shall not be acted upon at the Annual Meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the General Counsel/Corporate Secretary of Downey. To be timely, a stockholder's notice must be delivered to or received at the principal executive offices of Downey not less than 120 calendar days before the date Downey's proxy statement is released to stockholders in connection with the previous year's annual meeting of stockholders, except that, if no annual meeting was held in the previous year or if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the General Counsel/Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the proposal desired to be brought before the annual meeting, (ii) the name and address of the stockholder proposing such business, and (iii) the class and number of shares of Downey which are owned of record by the stockholder. This paragraph is summary in nature only and no business will be conducted at the Annual Meeting except in accordance with the procedures set forth in Downey's Bylaws.

Jon A. MacDonald General Counsel/Corporate Secretary

APPENDIX A

DOWNEY FINANCIAL CORP.
CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.     Audit Committee Purpose

        The Audit Committee shall be appointed by the Board of Directors, to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Assist Board oversight of the integrity of the financial statements of Downey Financial Corp. and its subsidiaries (individually "DFC" and with DFC's subsidiaries, collectively called "Downey");

  •
  Assist Board oversight of the independence, qualifications and performance of Downey's independent auditors, the performance of the internal auditing department, and the credit risk management function;

  •
  Assist Board oversight of Downey's compliance with legal and regulatory requirements; and

  •
  Prepare any report required by the rules of the United States Securities and Exchange Commission ("SEC") to be included in DFC's annual proxy statement.

        The Audit Committee shall have the sole authority to appoint or replace the independent auditors, subject to any required stockholder ratification. The Audit Committee may retain, at Downey's expense, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Downey shall provide for appropriate funding, as determined by the Audit Committee, to compensate the independent auditors and any advisors the Audit Committee employs, and to cover ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall satisfy the requirements for independence and expertise established by the New York Stock Exchange, Inc., in Rule 10A-3 of the Securities Exchange Act of 1934 ("Exchange Act") and other rules and regulations of the SEC. The Audit Committee shall be comprised of at least three directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by DFC's Board in its business judgment. At least one member of the Audit Committee shall have accounting or related financial management expertise.

        The Audit Committee shall meet periodically (at least annually) in separate executive sessions with management, the Director of Internal Audit, the Credit Risk Manager, the independent auditors, and as a committee to discuss any matters that the Committee or each of those groups believe should be discussed.

III.  Audit Committee Responsibilities and Duties

        The Audit Committee shall:

  1.
  Meet to review and discuss with management and the independent auditors Downey's quarterly and annual audited financial statements, including disclosures made in "management's discussion and analysis of financial condition and results of operations" prior to filing or distribution and recommend to the Board whether the audited financial statements should be included in DFC's Form 10-K.

  2.
  Review and discuss Downey risk assessment and risk management policies, including by reviewing and discussing significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

  3.
  Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Downey's selection or application of accounting principles, any major issues as to the adequacy of Downey's internal controls and any special steps adopted in light of any material control deficiencies identified.

  4.
  Discuss with management and the independent auditors the effect(s) of regulatory and accounting initiatives as well as off-balance sheet structures on Downey's financial statements.

  5.
  Discuss DFC's earnings press releases including the type and presentation of information to be included therein (paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

  6.
  Review and discuss quarterly reports from the independent auditors on: significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

  7.
  Review the independence and performance of the independent auditors and annually select the independent auditors or approve any discharge of independent auditors when circumstances warrant.

  8.
  Assume direct responsibility for the compensation and oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for purposes of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Downey by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(I)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

  9.
  Set clear policies for the hiring of employees or former employees of the independent auditors who participated in any capacity in any audit of Downey.

  10.
  Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.(1)

  11.
  Evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether there should be regular rotation of the audit firm itself in order to assure continuing auditor independence. Obtain and review a report from the independent auditors at least annually describing (a) the independent auditors' internal quality control procedures, (b) any material issues raised by the most recent internal quality control review or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and Downey.

    Evaluate the qualifications, performance and independence of the independent auditors, taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

  12.
  Review and discuss with the independent auditors and management guidelines and policies with respect to risk assessment and risk management and financial strength.

  13.
  Discuss with management and the independent auditors any correspondence with regulators or other governmental agencies and any published reports which raise material issues regarding Downey's financial statements or accounting policies.

  14.
  Annually prepare a report to stockholders as required by the SEC to be included in DFC's annual proxy statement.

  15.
  Establish procedures for the Audit Committee to receive, retain and address complaints Downey receives regarding accounting, internal accounting controls, or auditing matters, and any confidential, anonymous submissions by Downey employees regarding questionable accounting or auditing matters.

  16.
  Maintain minutes of meetings and periodically report to the Board.

  17.
  Evaluate the Audit Committee's performance annually.

  18.
  Review with the independent auditors any audit problems or difficulties and management's response. This review should include any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The committee may also review with the auditor: any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and any "management" or "internal control" letter issued, or proposed to be issued, by the audit firm to Downey.

(1)
Statement of Auditing Standards (SAS) No. 61 requires auditors to discuss certain matters with audit committees. The communication may be in writing or oral and may take place before or after the financial statements are issued. Items to be communicated include:

•
The auditors' responsibility under Generally Accepted Auditing Standards (GAAS);

•
Significant accounting policies;

•
Management's judgments and accounting estimates;

•
Significant audit adjustments;

•
Other information in documents containing audited financial statements;

•
Disagreements with management—including accounting principles, scope of audit, disclosures;

•
Consultation with other accountants by management;

•
Major issues discussed with management prior to retention; and

•
Difficulties encountered in performing the audit.

DOWNEY FINANCIAL CORP.

Audit Committee Meeting Agenda Guidelines

Scheduled Meetings

		Apr.	Jul.	Oct.	Jan.-Feb.

I.	Audit Committee Purpose

	Conduct special investigations	*	*	*	*

II.	Audit Committee Composition and Meetings

1.	Assess independence and financial literacy of audit committee				X

2.	Establish number of meetings				X

3.	Audit Committee Chair to establish meeting agenda	X	X	X	X

4.	Enhance financial literacy—update on current financial events	X	X	X	X

5.	Executive session with auditors, internal audit, mgmt. committee	*	*	*	*

III.	Audit Committee Responsibilities and Duties

1.	Review Charter, publish in proxy if necessary or appropriate				X

2.	Meet to review annual financial statements-discuss with mgmt., auditors				X

3.	Consider internal controls and financial risks	X	X	X	X

4.	Meet to review quarterly results and findings	X	X	X	X

5.	Recommend appointment of auditors				X

6.	Approve audit fees				X

7.	Discuss auditor independence				X

8.	Review auditor plan				X

9.	Discuss year-end results, SAS 61 report				X

10.	Discuss quality of accounting principles	*	*	*	X

11.	Review internal audit plan				X

12.	Review appointment, performance of Director of Internal Audit				X

13.	Review significant internal audit reports	X	X	X	X

14.	Review legal matters with counsel	*	*	*	X

15.	Prepare report to stockholders				X

16.	Perform other activities as appropriate	*	*	*	*

17.	Maintain minutes and report to Board	X	X	X	X

X=Recommended timing

*=As needed

DOWNEY FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS—APRIL 23, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Brent McQuarrie and Jane Wolfe, and each of them, the attorney, agent and proxy of the stockholder, with full power of substitution, to represent and vote, as designated on the reverse side, all shares of Common Stock of Downey held of record by the undersigned at the Annual Meeting of Stockholders of Downey (the "Annual Meeting") to be held at the Irvine Marriott, 18000 Von Karman Avenue, Irvine, California, on April 23, 2008 at 10:00 a.m., local time, and any adjournments thereof, as fully and with the same force and effect as the stockholder might or could do if personally present, as follows:

This proxy will be voted "FOR" the election of all three director nominees and "FOR" the ratification of the appointment of KPMG LLP as auditor for the year 2008, unless a contrary direction is indicated.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

DOWNEY FINANCIAL CORP.

April 23, 2008

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
– OR –
INTERNET – Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.	ACCOUNT NUMBER
– OR –
IN PERSON – You may vote your shares in person by attending the Annual Meeting.

    You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time April 22, 2008 for Proposals 1 and 2.

    Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

    THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Elect three Class 1 Directors for terms of three years each:
NOMINEES:
☐	FOR ALL NOMINEES	☐	Gary W. Brummett
		☐	Maurice L. McAlister
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Daniel D. Rosenthal
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as independent auditors for the year 2008.	☐	☐	☐
3.	Other Business. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEEES LISTED ABOVE AND "FOR" RATIFICATION OF KPMG LLP. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF DOWNEY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby ratifies and confirms that Brent McQuarrie, Jane Wolfe and/or their substitutes, shall lawfully act in accordance with this proxy by virtue hereof, and hereby revokes all proxies heretofore given by the stockholder to vote at the Annual Meeting. The stockholder hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

DOWNEY FINANCIAL CORP.

April 23, 2008

PROXY VOTING INSTRUCTIONS

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Elect three Class 1 Directors for terms of three years each:
NOMINEES:
☐	FOR ALL NOMINEES	☐	Gary W. Brummett
		☐	Maurice L. McAlister
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Daniel D. Rosenthal
☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as independent auditors for the year 2008.	☐	☐	☐
3.	Other Business. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEEES LISTED ABOVE AND "FOR" RATIFICATION OF KPMG LLP. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF DOWNEY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned stockholder hereby ratifies and confirms that Brent McQuarrie, Jane Wolfe and/or their substitutes, shall lawfully act in accordance with this proxy by virtue hereof, and hereby revokes all proxies heretofore given by the stockholder to vote at the Annual Meeting. The stockholder hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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DOWNEY FINANCIAL CORP. 3501 Jamboree Road Newport Beach, CA 92660 (949) 854-0300
Notice of Annual Meeting of Stockholders Wednesday, April 23, 2008 10:00 a.m.
Irvine Marriott Hotel 18000 Von Karman Avenue Irvine, California
Table of Contents
DOWNEY FINANCIAL CORP. 3501 Jamboree Road Newport Beach, California 92660
PROXY STATEMENT
RECORD DATE AND VOTING OF SHARES
VOTING AND REVOCATION OF PROXIES
SOLICITATION OF PROXIES
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFY THE APPOINTMENT OF AUDITORS
BOARD COMMITTEES AND MEETING ATTENDANCE
DIRECTOR INDEPENDENCE
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION TABLES
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Termination Upon a Change in Control
Termination in the Absence of a Change in Control
Termination Upon Disability/Death
COMPENSATION COMMITTEE REPORT
DIRECTOR COMPENSATION
Director Compensation
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Principal Stockholders
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
NEW YORK STOCK EXCHANGE CEO CERTIFICATION
PROPOSALS OF STOCKHOLDERS
ANNUAL REPORT TO STOCKHOLDERS
OTHER BUSINESS
APPENDIX A DOWNEY FINANCIAL CORP. CHARTER FOR THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
DOWNEY FINANCIAL CORP. Audit Committee Meeting Agenda Guidelines